--------------------------------------------------------------------------------

10.99

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 14, 2002

                                      among

                     QUAKER FABRIC CORPORATION OF FALL RIVER
                           QUAKER TEXTILE CORPORATION,
                     QUAKER FABRIC MEXICO, S.A. de C.V., and
                            QUAKER FABRIC CORPORATION

                                       and

                               FLEET NATIONAL BANK
              (formerly known as The First National Bank of Boston)

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...........................................................1
         SECTION 1.01.  Certain Defined Terms........................................................1
         SECTION 1.02.  Computation of Time Period...................................................13
         SECTION 1.03.  Accounting Terms.............................................................13
         SECTION 1.04.  Time Zones...................................................................13
         SECTION 1.05.  Amendments to Documents......................................................13
ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.........................................................13
         SECTION 2.01.  The Advances.................................................................13
         SECTION 2.02.  Making the Advances..........................................................14
         SECTION 2.03.  Letters of Credit............................................................14
         SECTION 2.04.  Fees.........................................................................16
         SECTION 2.05.  Voluntary Reduction of the Commitment........................................16
         SECTION 2.06.  Repayment; Prepayment........................................................17
         SECTION 2.07.  Interest.....................................................................17
         SECTION 2.08.  Additional Interest on Eurodollar Advances...................................18
         SECTION 2.09.  Voluntary Conversion or Continuation of Advances.............................18
         SECTION 2.10.  Interest Rate Determination and Protection...................................19
         SECTION 2.11.  Increased Costs..............................................................19
         SECTION 2.12.  Illegality...................................................................20
         SECTION 2.13.  Payments and Computations....................................................20
         SECTION 2.14.  Exchange Rate................................................................21
         SECTION 2.15.  Usury........................................................................21
         SECTION 2.16.  Taxes........................................................................22
         SECTION 2.17.  [Intentionally Omitted]......................................................23
         SECTION 2.18.  Evidence of Debt.............................................................23
         SECTION 2.19.  Funding Losses...............................................................23
         SECTION 2.20   Determination of Applicable Margins and Applicable Fees......................24
         SECTION 2.21.  Capital Adequacy.............................................................25
         SECTION 2.22.  [Intentionally Omitted]......................................................26
         SECTION 2.23.  [Intentionally Omitted]......................................................26
ARTICLE IIA GUARANTY OF the Parent...................................................................26
SECTION 2A.01.  Guaranty.............................................................................26
         SECTION 2A.02.  Guaranty Absolute...........................................................26
         SECTION 2A.03.  Effectiveness; Enforcement..................................................27
         SECTION 2A.04.  Waivers.....................................................................27
         SECTION 2A.05.  Subrogation; Subordination..................................................27
ARTICLE IIB GUARANTY OF the COMPANY..................................................................28
         SECTION 2B.01.  Guaranty....................................................................28
         SECTION 2B.02.  Guaranty Absolute...........................................................29
         SECTION 2B.03.  Effectiveness; Enforcement..................................................29
         SECTION 2B.04.  Waivers.....................................................................30
         SECTION 2B.05.  Subrogation; Subordination..................................................30
ARTICLE III CONDITIONS OF LENDING....................................................................32
         SECTION 3.01.  Conditions Precedent to Initial Borrowing....................................32
         SECTION 3.02.  Conditions Precedent to Each Borrowing.......................................33
ARTICLE IV REPRESENTATIONS AND WARRANTIES............................................................33

         SECTION 4.01.  Corporate Existence and Standing.............................................33
         SECTION 4.02.  Authorization and Validity...................................................34
         SECTION 4.03.  No Conflict; Government Consent..............................................34
         SECTION 4.04.  Title to Properties..........................................................34
         SECTION 4.05   Financial Statements.........................................................34
         SECTION 4.06.  Material Adverse Effect; Dividends or Distributions..........................34
         SECTION 4.07.  Taxes........................................................................35
         SECTION 4.08.  Litigation and Contingent Obligations........................................35
         SECTION 4.09.  Subsidiaries.................................................................35
         SECTION 4.10.  ERISA........................................................................35
         SECTION 4.11.  Accuracy of Information......................................................36
         SECTION 4.12.  Material Agreements..........................................................36
         SECTION 4.13.  Compliance with Laws.........................................................36
         SECTION 4.14.  Investment Company Act.......................................................37
         SECTION 4.15.  Public Utility Holding Company Act...........................................37
         SECTION 4.16.  Regulations U and X..........................................................37
         SECTION 4.17.  No Event of Default..........................................................37
ARTICLE V COVENANTS OF THE BORROWERS AND the Parent..................................................37
         SECTION 5.01   Reporting and Notice Requirements............................................37
         SECTION 5.02.  Conduct of Business..........................................................39
         SECTION 5.03.  Taxes........................................................................39
         SECTION 5.04.  Compliance with Laws, Charter Documents and Agreements.......................39
         SECTION 5.05.  Maintenance of Properties....................................................39
         SECTION 5.06.  Inspection...................................................................40
         SECTION 5.07.  Dividends....................................................................40
         SECTION 5.08.  Debt.........................................................................40
         SECTION 5.09.  Mergers and Acquisitions.....................................................41
         SECTION 5.10.  Sale of Assets...............................................................42
         SECTION 5.11.  Investments: Quaker Fabric Foreign Sales Corporation.........................42
         SECTION 5.12.  Liens........................................................................44
         SECTION 5.13.  Punctual Payment.............................................................45
         SECTION 5.14.  Letters of Credit............................................................45
         SECTION 5.15.  Affiliates...................................................................45
         SECTION 5.16.  Existence; Maintenance of Office.............................................45
         SECTION 5.17.  ERISA........................................................................46
         SECTION 5.18.  Environmental Matters........................................................46
         SECTION 5.19.  Insurance....................................................................47
         SECTION 5.20.  Sale and Leaseback...........................................................47
         SECTION 5.21.  Negative Pledges.............................................................47
         SECTION 5.22.  [Intentionally Omitted]......................................................47
         SECTION 5.23.  Financial Covenants..........................................................47
         SECTION 5.24.  Use of Proceeds..............................................................48
         SECTION 5.25.  [Intentionally Omitted]......................................................48
         SECTION 5.26.  Modification of Debt.........................................................48
         SECTION 5.27.  Records and Accounts.........................................................48
         SECTION 5.28.  Quaker Mexico................................................................49
         SECTION 5.28.  Further Assurances...........................................................49

ARTICLE VI EVENTS OF DEFAULT.........................................................................49
         SECTION 6.01.  Events of Default............................................................49
         SECTION 6.02.  Termination of Commitment....................................................51
         SECTION 6.03.  Remedies.....................................................................51
ARTICLE VII [Intentionally Omitted]..................................................................52
ARTICLE VIII MISCELLANEOUS...........................................................................52
         SECTION 8.01.  Amendments. Etc..............................................................52
         SECTION 8.02.  Notices, Etc.................................................................52
         SECTION 8.03.  No Waiver; Remedies..........................................................52
         SECTION 8.04.  Costs, Expenses and Taxes....................................................52
         SECTION 8.05.  Right of Set-off.............................................................53
         SECTION 8.06.  Binding Effect...............................................................54
         SECTION 8.07.  Participations...............................................................54
         SECTION 8.08.  Governing Law; Jury Trial Waiver.............................................54
         SECTION 8.09.  Consent to Jurisdiction......................................................55
         SECTION 8.10.  Indemnity....................................................................55
         SECTION 8.11.  Severability of Provisions...................................................56
         SECTION 8.12.  Headings.....................................................................56
         SECTION 8.13.  Entire Agreement.............................................................56
         SECTION 8.14.  Execution in Counterparts....................................................56
         SECTION 8.15.  Survival of Covenants........................................................56
         SECTION 8.16.  Payments Set Aside...........................................................56
         SECTION 8.17.  Transitional Arrangements....................................................57

                                    EXHIBITS

        Exhibit A             Form of Notice of Borrowing
        Exhibit B             Form of Opinion
        Exhibit C             Form of Compliance Certificate
        Exhibit D             Form of Collateral Agency and Pledge Agreement

                                    SCHEDULES

        Schedule 4.04         Title to Properties
        Schedule 4.08         Litigation
        Schedule 4.09         Subsidiaries
        Schedule 4.10         ERISA Matters
        Schedule 5.08         Existing Debt
        Schedule 5.11         Existing Investments
        Schedule 5.12         Existing Liens

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      This SECOND Amended and Restated Credit Agreement, dated as of February 14, 2002 is by and among (a) QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts corporation (the "Company"), QUAKER TEXTILE CORPORATION, a Massachusetts corporation ("Quaker Textile") and QUAKER FABRIC MEXICO, S.A. de C.V., a Mexican corporation ("Quaker Mexico", and along with the Company and Quaker Textile, the "Borrowers"), (b) QUAKER FABRIC CORPORATION, a Delaware corporation (the "Parent"), and (c) FLEET NATIONAL BANK (formerly known as The First National Bank of Boston) ("Fleet").

      WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of December 18, 1995, as amended (as so amended, the "Original Credit Agreement") by and among the Borrowers, Fleet National Bank (formerly known as The First National Bank of Boston as agent for the banks party thereto and Fleet as such a bank, Fleet has made advances to, and participated in letters of credit issued for the account of, the Borrowers; and

      WHEREAS, the Borrowers wish to amend and restate the Original Credit Agreement; and

      WHEREAS, subject to the satisfaction of the terms and provisions set forth below, Fleet is willing to amend and restate the Original Credit Agreement;

      NOW, THEREFORE, the parties hereto hereby agree that as of the Closing Date (as defined below), the Original Credit Agreement shall be amended and restated in its entirety as set forth herein and shall be in full force and effect as provided herein.

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "7.09% Senior Notes" shall have the meaning specified therefor in the definition of Senior Notes.

      "7.18% Senior Notes" shall have the meaning specified therefor in the definition of Senior Notes.

      "7.56% Senior Notes" shall have the meaning specified therefor in the definition of Senior Notes.

      "Acquisition" has the meaning set forth in Section 5.09 hereof.

      "Acquisition Intangibles" means, at any date of determination, the aggregate amount of intangible assets of the Parent and its Subsidiaries constituting intangible assets relating to Acquisitions.

      Additional Note Agreement" shall have the meaning specified therefor in the definition of Senior Notes.

      "Additional Senior Notes" shall have the meaning specified therefor in the definition of Senior Notes.

      "Advance" means an advance by Fleet to the Borrowers pursuant to Article II, and refers to a Reference Rate Advance or a Eurodollar Advance (each of which shall be a "Type" of Advance).

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agreement" means this Second Amended and Restated Credit Agreement, as it may be amended, restated, modified or supplemented and in effect from time to time.

      "Applicable Lending Office" means Fleet's Domestic Lending Office in the case of a Reference Rate Advance and Fleet's Eurodollar Lending Office in the case of a Eurodollar Advance.

      "Applicable Commitment Fee" shall have the meaning set forth in Section 2.20.

      "Applicable Fees" and "Applicable Margins" shall have the meanings set forth in Section 2.20.

      "Applicable L/C Fee" shall have the meaning set forth in Section 2.20.

      "Applicable Eurodollar Rate Margin" shall have the meaning set forth in
Section 2.20.

      "Applicable Reference Rate Margin" shall have the meaning set forth in
Section 2.20.

      "Application" means an application by the Company, in a form and containing terms and provisions acceptable to Fleet, for the issuance by Fleet of a Letter of Credit.

      "Attorneys' Fees" means the reasonable value of the services of in-house attorneys and paralegals and the reasonable fees of outside attorneys and paralegals (and costs, charges and expenses related thereto) employed or retained by Fleet from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or in connection herewith or therewith,
(ii) to prepare documentation related to the Advances made or Letters of Credit issued hereunder, (iii) to prepare any amendment, consent or supplement to, any modification or restatement of, or waiver under this Agreement or instruments or documents related hereto or thereto and (iv) to represent Fleet in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by Fleet, the Borrowers, the Parent or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or the Borrowers' or the Parent's affairs.

      "Banking Day" means a day of the year on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, if the applicable Banking Day relates to any Eurodollar Advances, on which dealings are carried on in the interbank eurocurrency market.

      "Base Eurodollar Rate" means, for any Interest Period for each Eurodollar Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to Fleet in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations of Fleet are customarily conducted at or about 11:00 a.m. (Boston time) two Banking Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Advances comprising such Borrowing and for a period equal to such Interest Period.

      "Base Reference Rate" means, at any time, the higher of (i) the rate of interest then most recently announced by Fleet at its head office in Boston, Massachusetts as its "prime rate" and (ii) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the interest rate on any Advance shall take effect on the effective date of the change in the Base Reference Rate.

      "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrowers, the Parent or any ERISA Affiliate is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "Borrowers" shall have the meaning set forth in the preamble hereto.

      "Borrowing" means a borrowing requested by the Borrowers pursuant to a Notice of Borrowing consisting of Advances of the same Type made on the same day by Fleet.

      "Capitalized Lease" means any lease the discounted future rental payments under which are or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

      "Change of Control" means that any Person, other than Nortex Holdings, Inc. or an Affiliate thereof, or any past or current officer or employee of the Parent or the Company, acquires or owns more than thirty-five percent (35%) of the issued and outstanding stock of the Parent.

      "Closing Date" means the first date on which each of the conditions precedent set forth in Article III have been satisfied.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

      "Collateral Agency and Pledge Agreement" means the Amended and Restated Collateral Agency and Pledge Agreement dated as of February 14, 2002 by and among the Company, Fleet, in its individual capacity and as Collateral Agent, and the Prudential Insurance Company of America, as Trustee, in the form attached hereto as Exhibit D.

      "Commitment" shall be an amount equal to $60,000,000, as such amount may be reduced pursuant to the provisions hereof.

      "Company Guaranteed Obligations" has the meaning specified in Section
2B.01.

      "Compliance Certificate" shall have the meaning set forth in Section 5.01 hereof.

      "Consolidated" or "consolidated" shall mean, with reference to any term defined herein, that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with GAAP.

      "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Sections 2.09 or 2.10.

      "Debt" means (i) indebtedness for borrowed money, including without limitation obligations evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations to pay the deferred purchase price of property or services other than credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, (iii) Recourse Obligations, (iv) obligations as lessee under Capitalized Leases, (v) letters of credit, and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

      "Debt Service" means, with respect to any period, the sum of (i) the aggregate amount of any scheduled maturities of Debt for borrowed money of the Parent and its Subsidiaries for such period, (ii) Interest Expense for such period, (iii) the aggregate amount of the principal portion of all payments made or scheduled to be made by the Parent and its Subsidiaries under Capital Leases during such period, (iv) the aggregate amount paid with respect to any dividends or distributions on, or redemptions of, any preferred stock of the Parent or its Subsidiaries and (v) the aggregate amount of all commitment fees, agency fees, facility fees and all other fees and expenses incurred in connection with the borrowing of money during such period.

      "Debt Service Coverage Ratio" means, for any period, the ratio of (i) Operating Cash Flow for such period to (ii) Debt Service for such period.

      "Default Rate" shall have the meaning set forth in Section 2.07(c).

      "Distributions" shall have the meaning set forth in Section 5.07.

      "DOL" means the United States Department of Labor and any successor department or agency.

      "Domestic Lending Office" means the office of Fleet specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of Fleet in the United States of America as Fleet may from time to time specify in writing to the Company.

      "EBIT" means, with respect to any period, (i) the Net Income for such period plus (ii) Interest Expense for such period plus (iii) provisions for income taxes of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period and minus (to the extent such charge represents a gain) or plus (to the extent such charge represents a loss)
(iv) any extraordinary charges to net income determined on a consolidated basis in accordance with GAAP for such period; provided that the amount of any such charges representing a loss added pursuant to clause (iv) hereof for any such period shall not exceed $1,000,000.

      "EBITDA" means, with respect to any period, the sum of (i) EBIT for such period plus (ii) the consolidated depreciation and amortization expense of the Parent and its Subsidiaries for such period (including without limitation amortization with respect to goodwill, deferred financing charges, the Parent's stock option plan and fabric designs) determined on a consolidated basis in accordance with GAAP. EBITDA shall exclude the EBITDA of any Non-Contributing Subsidiary.

      "Environmental Laws" means the Federal Clean Air Act (42 U.S.C. 7501 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 969), any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act (15 U.S.C. 2601), any Occupational Safety and Health Law (29 U.S.C. 655), and any other federal, state or local statute, law, ordinance, code, rule, regulation, permit, license, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials, or any other hazardous, toxic, special or dangerous waste, substance or constituent, whether solid, liquid or gas, or employee health and/or safety, as from time to time hereafter in effect.

      "Environmental Lien" shall mean a Lien in favor of any governmental entity for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of a Hazardous Material into the environment.

      "Equipment Sales Proceeds" shall have the meaning set forth in Section 5.10(a).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrowers or the Parent, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrowers or the Parent, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrowers or the Parent, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above; and (iv) entity treated as a single employer with the Borrowers or the Parent pursuant to Section 414(o) of the Code.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Rate" means a per annum interest rate equal to the sum of (i) the Base Eurodollar Rate and (ii) the Applicable Eurodollar Rate Margin, as determined pursuant to Section 2.20.

      "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

      "Eurodollar Lending Office" means the office of Fleet specified as its "Eurodollar Lending Office" opposite its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office), or such other office of Fleet as Fleet may from time to time specify in writing to the Company.

      "Eurodollar Rate Reserve Percentage" of Fleet for any Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Fleet with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event of Default" shall have the meaning specified in Section 6.01 hereof.

      "Export-Import Recourse Obligations" means Recourse Obligations guaranteed by the Export-Import Bank of the United States or other qualified insurance providers on terms acceptable to Fleet.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of Boston, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by Fleet from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means that certain Fee Letter, dated as of February 14, 2002, among the Borrowers, the Parent and Fleet.

      "Fleet" means Fleet National Bank (f/k/a The First National Bank of
Boston).

      "GAAP" means (i) when used in Sections 5.22 or 5.23, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on December 30, 2000, and (B) to the extent consistent with such principles, the accounting practices of the Parent reflected in its financial statements for the year ended on December 30, 2000, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      "Hazardous Materials" means any waste, pollutant, contaminant, toxic substance, special waste or hazardous substance regulated by any Environmental Law, including, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as amended or hereafter amended, and asbestos in any form or condition.

      "Indemnified Liabilities" shall have the meaning specified in Section
8.10.

      "Indemnitees" shall have the meaning specified in Section 8.10.

      "Interest Expense" means, with respect to any period, the total interest expense of the Parent and its Subsidiaries determined on a consolidated basis for such period (whether paid or accrued and including the interest component of payments under Capitalized Leases).

      "Interest Period" means, with respect to each Eurodollar Advance comprising part of the same Borrowing, a period of one (1), two (2), three (3), six (6), or, with the prior consent of Fleet, nine (9) or twelve (12) months commencing on a Banking Day selected by the Borrowers pursuant to the provisions below upon notice received by Fleet not later than 11:00 A.M. (Boston time) on the third Banking Day prior to the first day of such Interest Period. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Banking Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next succeeding Banking Day, provided, however, that if said next succeeding Banking Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Banking Day; and provided further that:

            (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

            (ii) no more than six (6) Borrowings having different Interest Periods shall be in effect at any time;

            (iii) the Borrowers may not select an Interest Period which would end after the Maturity Date; and

            (iv) the Borrowers shall select Interest Periods so that it is not necessary to repay or prepay all or any portion of any Borrowing bearing interest at the Eurodollar Rate prior to the last day of the applicable Interest Period in order to make mandatory repayments or prepayments as required pursuant to the terms of this Agreement.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of, or in respect of any guaranty of the obligations of, any other Person made by such Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any

Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      "IRS" shall mean the Internal Revenue Service or any successor agency thereto.

      "L/C Draft" means a draft drawn on Fleet pursuant to a Letter of Credit.

      "Letter of Credit" means a standby or documentary letter of credit issued by Fleet pursuant to this Agreement on the Application of the Company.

      "Letter of Credit Obligations" means at any time an amount equal to the sum of (i) the aggregate outstanding face amount of all Letters of Credit (as reduced by the aggregate outstanding face amount of all accepted but unpaid L/C Drafts relating to such Letters of Credit) plus (ii) the aggregate amount of all Unpaid Reimbursement Obligations.

      "Leverage Ratio" means, as of any date of determination, the ratio of (i) Total Funded Debt as of such date to (ii) EBITDA for the four (4) fiscal quarters of the Parent and its Subsidiaries then ended.

      "Lien" means any security interest, mortgage, pledge, hypothecation, judgment lien or similar legal process, Environmental Lien, title retention lien, or other lien or encumbrance, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

      "Material Adverse Effect" means a material adverse effect upon (i) the business, properties, prospects, condition (financial or otherwise) or operations of the Parent and its Subsidiaries taken as a whole or (ii) the ability of the Parent and its Subsidiaries taken as a whole to pay or perform any obligation or agreement hereunder.

      "Maturity Date" means January 31, 2007.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a) (3) of ERISA which is subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrowers, the Parent or any ERISA Affiliate.

      "Net Income" means, with respect to any period, the net earnings after interest and taxes of the Parent and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

      "New Parent Subsidiary" has the meaning specified in Section 5.09.

      "Non-Contributing Subsidiary" means any Subsidiary which for any reason is prohibited from making dividend payments to the Company, the Parent or another Subsidiary.

      "Notice of Borrowing" has the meaning specified in Section 2.02.

      "Note Agreement" shall have the meaning specified therefor in the definition of Senior Notes.

      "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

      "OECD" means the Organization for Economic Cooperation and Development.

      "Operating Cash Flow" means, with respect to any period (a) EBIT for such period plus (b) the amortization expense of the Parent and its Subsidiaries for such period (including without limitation amortization with respect to goodwill, deferred financing charges, the Parent's stock option plan and fabric designs), calculated on a consolidated basis in accordance with GAAP, minus (c) the sum of
(i) actual cash payments with respect to income taxes for such period of the Parent and its Subsidiaries, net of any cash refunds with respect to income taxes received during such period and (ii) any dividends or other distributions paid on or in respect of any shares of any class of capital stock of the Parent for such period. Operating Cash Flow shall exclude the Operating Cash Flow of any Non-Contributing Subsidiary.

      "Original Credit Agreement" has the meaning specified in the preamble hereto.

      "Parent" shall have the meaning specified in the preamble hereto.

      "Parent Guaranteed Obligations" shall have the meaning specified in
Section 2A.01.

      "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of the functions thereof.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrowers, the Parent or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "Purchase Money Debt" means Debt incurred solely for the purpose of financing the acquisition of new or used property in a principal amount not to exceed the installed cost of any such property.

      "Quaker LLC" means Quaker Fabric Corporation of Fall River Holdings LLC, a Delaware limited liability company.

      "Quaker Mexico" shall have the meaning specified in the preamble hereto.

      "Quaker Textile" shall have the meaning specified in the preamble hereto.

      "Recourse Obligations" means, at any time, the aggregate amount that the Borrowers, the Parent or any of their Subsidiaries may be required to pay to the purchaser of any accounts receivable or other payment obligations of any Person to the Borrowers, the Parent or any of their Subsidiaries pursuant to any sale of accounts receivable or any factoring arrangement, whether or not such amounts are contingent.

      "Reference Rate" means a per annum interest rate equal to the sum of (i) the Base Reference Rate and (ii) the Applicable Reference Rate Margin, as determined pursuant to Section 2.20.

      "Reference Rate Advance" means an Advance bearing interest at the Reference Rate.

      "Register" has the meaning specified in Section 2.18(a).

      "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

      "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform remedial investigations and feasibility studies as well as operations and maintenance activities that may be required after the completion of any cleanup.

      "Reportable Event" means any of the events described in Section 4043 of ERISA.

      "Seller Debt" shall have the meaning specified therefor in the definition of Senior Acquisition Debt.

      "Senior Acquisition Debt" means (a) Advances hereunder borrowed in connection with an Acquisition permitted by Section 5.09 hereof, and (b) unsecured Debt other than Subordinated Debt issued by the Company to the seller of an entity acquired after the Closing Date in an Acquisition permitted by
Section 5.09 hereof (the "Seller Debt").

      "Senior Debt Ratio" means, as of any date of determination, the ratio of
(i) the result of (a) Total Funded Debt as of such date minus (b) the outstanding amount of the Subordinated Debt as of such date to (ii) EBITDA for the four fiscal quarters of the Parent and its Subsidiaries then ended.

      "Senior Notes" means (a) the 7.09% senior promissory notes due October 10, 2005 issued by the Company to The Prudential Insurance Company of America and Pruco Life

Insurance Company pursuant to the Note Purchase Agreement (the "Note Agreement") dated as of October 10, 1997 in an original aggregate amount of $15,000,000 (the "7.09% Notes"), (b) the 7.18% senior promissory notes due October 10, 2007 issued by the Company to The Prudential Insurance Company of America and Pruco Life Insurance Company pursuant to the Note Agreement, in an original aggregate amount of $30,000,000 (the "7.18% Notes"), (c) the 7.56% senior promissory notes due February 14, 2009 issued by the Company to The Prudential Insurance Company of America pursuant to the Note Purchase Agreement and Private Shelf Facility (the "Additional Note Agreement") dated as of February 14, 2002 in an aggregate amount not to exceed $5,000,000 (the "7.56% Senior Notes"), (d) the Shelf Notes (as defined in the Additional Note Agreement) issued under the terms of the Additional Note Agreement on terms and conditions substantially similar to the 7.56% Senior Notes so long as such Shelf Notes have a maturity of no more than ten (10) years and an average weighted life of no more than ten (10) years, in an aggregate amount not to exceed $45,000,000 (the "Additional Senior Notes") and (e) any replacements of the foregoing issued on terms and conditions satisfactory to Fleet in its sole discretion.

      "Subordinated Debt" has the meaning specified in Section 5.08(v).

      "Subsidiary" means any Person of which or in which the Parent, the Company and their Subsidiaries own directly or indirectly fifty (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

      "Tangible Net Worth" means, as of any date of determination, (i) the total shareholders' equity of the Parent and its Subsidiaries determined on a consolidated basis in conformity with GAAP as of such date minus (ii) the book value of the intangible assets of the Parent and its Subsidiaries determined on a consolidated basis in conformity with GAAP as of such date.

      "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

      "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrowers, the Parent or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrowers, the Parent or such ERISA Affiliate was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the institution by the Borrowers, the Parent or any ERISA Affiliate under Section 4041 of ERISA with respect to any Benefit Plan of a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or to appoint a trustee to administer any Benefit Plan; or (v) the partial or complete withdrawal of the Borrowers, the Parent or any ERISA Affiliate from a Multiemployer Plan.

      "Total Funded Debt" means, as of any date of determination, the sum of (a) the outstanding amount of all Debt (other than Export-Import Recourse Obligations or those Recourse Obligations referred to in Section 5.10(b)(ii) which are backed by other credit support acceptable to Fleet) of the Parent and its Subsidiaries on a consolidated basis for borrowed money including without limitation obligations under Capitalized Leases allocable to principal and (b) the aggregate liquidation value of all shares of preferred stock having mandatory redemption features issued by the Parent or any of the Borrowers (other than such shares issued to the Parent or the Company) together with any accrued but unpaid dividends thereon.

      "Type" shall have the meaning set forth in the definition of Advance.

      "Unpaid Reimbursement Obligation" means any obligation of the Company to reimburse Fleet on account of any drawings under any Letter of Credit or L/C Draft as provided in Section 2.03(c) for which the Company has not reimbursed Fleet on the date specified in Section 2.03(c).

      SECTION 1.02. Computation of Time Period. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

      SECTION 1.04. Time Zones. All references to time zones set forth in this Agreement shall be deemed to be references to the appropriate time zone of Fleet's principal place of business located in the United States of America.

      SECTION 1.05. Amendments to Documents. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement. A reference to any law or statute shall include such law or statute and any successor law or statute of similar import in each case as amended and in effect from time to time.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01. The Advances. Fleet agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrowers from time to time on any Banking Day during the period from the Closing Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding, when added to the sum of the aggregate amount of the Letter of Credit Obligations, the Commitment. Prior to the Maturity Date, the Borrowers may borrow up to an aggregate principal amount outstanding at any time of the difference between (i) the Commitment and (ii) the Letter of Credit Obligations provided that (a) the aggregate outstanding principal balance of all of the Advances and the Letter of Credit Obligations shall not exceed the Commitment at any time, (b) the aggregate outstanding principal balance of all Advances to Quaker Textile and Quaker Mexico shall not exceed $5,000,000, and (c) the aggregate outstanding principal balance of all Advances by Fleet to Quaker Textile and Quaker Mexico shall not exceed $5,000,000. Each Borrowing shall be in an aggregate amount not less than $1,000,000 in the case of Borrowings consisting of Eurodollar Advances and $100,000 in the case of Borrowings consisting of Reference Rate Advances or an integral multiple of $100,000 in excess thereof, in either case, and shall consist of Advances of the same Type made on the same day by Fleet. Within the limits of the Commitment and subject to the provisions of this Section 2.01, each Borrower may borrow, prepay pursuant to Section 2.06 and reborrow under this Section 2.01.

      SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (i) 11:00 A.M. (Boston time) on the third Banking Day prior to the date of the proposed Borrowing in the case of Borrowings consisting of Eurodollar Advances and (ii) 10:00 A.M. (Boston time) on the date of the proposed Borrowing in the case of Borrowings consisting of Reference Rate Advances, by the Company to Fleet. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, in substantially the form of Exhibit A hereto, specifying therein (A) the relevant Borrower, (B) the date of such Borrowing, (C) the Type of Advances comprising such Borrowing, (D) the aggregate amount of such Borrowing, and (E) if such Advance is a Eurodollar Advance, the Interest Period for each such Advance. Upon fulfillment of the applicable conditions set forth in Article III, Fleet shall, on the date of such Borrowing, make the amount of such Borrowing available to the applicable Borrower at the Applicable Lending Office.

      (b) Each of Quaker Textile and Quaker Mexico hereby authorizes the Company to give Notices of Borrowing on such Borrower's behalf, to give any other notice or make any election contemplated by this Agreement and to have Advances made to such Borrower deposited in the Company's account with Fleet.

      (c) [Intentionally Omitted]

      (d) Anything in subsection (a) above to the contrary notwithstanding, the Borrowers may not select Eurodollar Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 and the Borrowers may not collectively request more than three (3) Borrowings bearing interest at the Eurodollar Rate on any single Banking Day.

      (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrowers shall indemnify Fleet against any loss, cost or expense incurred by Fleet as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Fleet to fund the Advance as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      SECTION 2.03. Letters of Credit.

      (a) In addition to Advances made pursuant to Sections 2.01 and 2.02, subject to the terms and conditions set forth herein, Fleet will, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as Fleet may reasonably require, issue, extend or renew Letters of Credit for the account of the Company on such terms as are satisfactory to Fleet and to such beneficiaries as are permitted by law and Fleet's internal policies, provided, however that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, (i) the sum of (A) the Letter of Credit Obligations and (B) the outstanding principal balance of the Advances exceeds the Commitment in effect as of such date or (ii) the Letter of Credit Obligations exceed $10,000,000. No Letter of Credit shall have an initial expiration date which is later than the one (1) year anniversary of the date of issuance of such Letter of Credit, or if earlier thirty (30) days prior to the Maturity Date. Notwithstanding the foregoing, the Company shall be permitted to request Letters of Credit having initial expiration dates which extend beyond the Maturity Date so long as, at least one hundred eighty (180) days prior to the Maturity Date, the Company provides to Fleet, cash collateral in an amount equal to one hundred five percent (105%) of the face amount of such Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereof adopted by Fleet in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      (b) The Company agrees to pay Fleet the Applicable L/C Fee (calculated on the basis of a year consisting of 360 days and paid for actual days elapsed) of the undrawn amount of each Letter of Credit (which undrawn amount shall include the amount of any L/C Draft accepted by Fleet but not yet paid, to the extent the amount of the Letter of Credit to which such L/C Draft relates shall have been reduced thereby). The Applicable L/C Fee and such other fees for the account of Fleet shall be payable with respect to each such Letter of Credit, in arrears, for each calendar quarter on the last day of each March, June, September and December. The Company further agrees to pay Fleet, on demand, Fleet's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit.

      (c) In order to induce Fleet to issue, extend or renew each Letter of Credit, the Company agrees to reimburse Fleet on demand for each payment made by Fleet under or pursuant to any Letter of Credit or L/C Draft, together with the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by Fleet in connection with any payment made under such Letter of Credit. In the event that Fleet makes a payment under or pursuant to a Letter of Credit or L/C Draft at a time when all conditions precedent to the making of Advances by Fleet in an aggregate principal amount equal to the amount of such payment are satisfied, then such payment by Fleet pursuant to such Letter of Credit or L/C Draft shall constitute a Reference Rate Advance hereunder in such amount without the necessity of the Company's further request or authorization therefor. In the event that any such payment is made under or pursuant to a Letter of Credit or L/C Draft at any time when all conditions precedent to the making of Advances are not satisfied and have not been waived, the Company further agrees to pay to Fleet, on demand, interest at the Default Rate with respect to Reference Rate Advances on any amount paid by Fleet under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to

Fleet. Upon the reduction of the Commitment to an amount less than the Letter of Credit Obligations, the Company further agrees to pay to Fleet an amount equal to such difference, which amount shall be held by Fleet as cash collateral for the Letter of Credit Obligations.

      (d) The Company's obligation to reimburse Fleet for payments and disbursements made by Fleet under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against Fleet, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, genuineness, regularity or enforceability of such Letter of Credit or any L/C Draft or the validity or genuineness of any endorsements thereon, even if such Letter of Credit should in fact prove to be in any or all respects invalid, fraudulent or forged, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Company shall not be obligated to reimburse Fleet for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Fleet or any of its officers, employees or agents.

      (e) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, Fleet shall have no obligation to the Company or any other person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. To the extent not inconsistent with the foregoing sentence, Fleet shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, L/C Draft, writing, resolution, notice, consent, certificate, affidavit, telegram, telecopy or telex statement, order or other documents believed by it to be genuine or correct and to have been signed, sent or made by the proper Person or Persons and upon the advice and statements of legal counsel, independent accountants and other experts selected by Fleet. No action taken or omitted by Fleet under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put Fleet under any resulting liability to the Company or any other person.

      SECTION 2.04. Fees.

      (a) Commitment Fee. The Borrowers hereby agree to pay to Fleet a commitment fee calculated at a percentage rate equal to the Applicable Commitment Fee then in effect on the average daily amount during each calendar quarter by which the Commitment minus the Letter of Credit Obligations exceeds the aggregate outstanding amount of Advances during such calendar quarter payable in arrears, on the last calendar day of each March, June, September and December and on the Maturity Date.

      (b) Structuring Fee. The Company also agrees to pay to Fleet, for its own account, the structuring fee as set forth in the Fee Letter, which fees shall be fully earned in advance and shall not be refundable.

      SECTION 2.05. Voluntary Reduction of the Commitment. The Company shall have the right, upon at least five (5) Banking Days' prior written notice to Fleet, to terminate in whole or reduce ratably in part the unused portions of the Commitment; provided that (i) each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) the Commitment shall not be reduced below the sum of the outstanding principal balance of the Advances and the Letter of Credit Obligations owing to Fleet. No reduction or termination of the Commitment may be reinstated.

      SECTION 2.06. Repayment; Prepayment. (a) The Borrowers shall repay the principal amount of each Eurodollar Advance owing to Fleet on the last day of the Interest Period with respect thereto, unless such Advance is Converted or continued in accordance with the terms hereof.

      (b) The outstanding principal balance of all of the Advances shall be payable in full upon the earlier of (i) the Maturity Date and (ii) the acceleration thereof in accordance with the terms of Section 6.01 hereof.

      (c) The Borrowers may repay the outstanding amount of the Advances, in whole or in part, at any time without premium or penalty; provided that any full or partial repayment of any Eurodollar Advance on any day other than the last day of the Interest Period with respect thereto shall be subject to the provisions of Sections 2.19 and 2.02(e) hereof. The Borrowers, shall give Fleet, no later than 10:00 A.M., Boston time, prior written notice on the date of any proposed repayment of any Reference Rate Advance and four (4) Banking Days prior written notice of any proposed repayment of any Eurodollar Advances, in each case specifying the proposed date of repayment and the principal amount to be repaid. Each such partial repayment of the Advances shall be in a minimum amount of $100,000 or larger integral multiple thereof. Notwithstanding the notice and minimum amount requirements set forth in this Section 2.06(c), Fleet may, in its sole discretion, allow the Borrowers to repay Reference Rate Advances in amounts as requested by the Borrowers.

      (d) If at any time the sum of the outstanding amount of the Advances and the Letter of Credit Obligations exceeds the Commitment, including without limitation following any acceleration pursuant to Section 6.01 hereof, then the Borrowers shall immediately pay the amount of such excess to Fleet for application: first, to any Unpaid Reimbursement Obligations; second, to the Advances; and third, to provide to Fleet cash collateral for Letter of Credit Obligations as contemplated by Section 2.03(c).

      SECTION 2.07. Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to Fleet from the date of such Advance until such principal, interest, fees and other amounts payable hereunder shall be paid in full, at the following rates per annum:

            (a) Reference Rate Advances. Except as set forth in (c) below, if such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Reference Rate in effect from time to time, payable quarterly on the last calendar day of each March, June, September and December.

            (b) Eurodollar Advances. Except as set forth in (c) below if such Advance is a Eurodollar Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

            (c) Interest After Default. Any amount of principal, interest, fees and other amounts payable hereunder which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full (after as well as before judgment), payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate of interest otherwise applicable to such Advances, and, in the case of such fees and other amounts payable hereunder, above the Reference Rate in effect from time to time (in each case, the "Default Rate"). During the continuance of an Event of Default the principal of each Advance not overdue shall bear interest, until such Event of Default has been cured or remedied or such Event of Default has been waived by Fleet pursuant to
      Section 8.01 hereof, payable on demand, at the Default Rate applicable thereto.

      SECTION 2.08. Additional Interest on Eurodollar Advances. The Borrowers shall pay to Fleet, to the extent that Fleet shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of Fleet, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) Base Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Base Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of Fleet for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by Fleet and notified to the Company. To the extent that Fleet is required to maintain reserves as described in this Section 2.08 in any calendar year and desires to receive additional interest with respect to such calendar year, Fleet shall make demand hereunder within one hundred (100) days of the last day of such calendar year. A certificate as to the basis of such increased cost and the amount of such increased cost, submitted to the Company by Fleet, shall be conclusive and binding for all purposes, absent demonstrable error. At the request of the Company, Fleet will promptly provide the Company with a certificate demonstrating the calculations on which such increased costs are based.

      SECTION 2.09. Voluntary Conversion or Continuation of Advances. The Borrowers may on any Banking Day, upon notice given to Fleet not later than 11:00 A.M. (Boston time) on the third Banking Day prior to the date of the proposed Conversion or continuation and subject to the provisions of Sections
2.10 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type or continue as of the last day of the Interest Period with respect thereto, all Eurodollar Advances comprising the same Borrowing; provided, however, that (a) any Conversion of any Eurodollar Advances into Reference Rate Advances and the continuation as such of any Eurodollar Advance shall be made on, and only on, the last day of an Interest Period for such Eurodollar Advances and (b) no Advance may be Converted to a Eurodollar Advance and no Eurodollar Advance may be continued as such when any Event of Default has occurred and is continuing. Each such notice of a Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Advances or is a continuation, the duration of the Interest period for each such Advance. Any conversion to or from Eurodollar Advances, or continuation of Eurodollar Advances as such, shall be in such amounts so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Advances having the same Interest Period shall not be less than $1,000,00 or an integral multiple of $100,000 in excess thereof.

      SECTION 2.10. Interest Rate Determination and Protection. (a) Fleet shall give prompt notice to the Company of the applicable Eurodollar Rate with respect to each Eurodollar Advance. If Fleet is unable to determine the Eurodollar Rate with respect to any Advance, Fleet shall forthwith notify the Company, and each such Advance shall, in the case of new Advance, be advanced as a Reference Rate Advance or, in the case of an outstanding Advance, be automatically, on the last day of the then existing Interest Period therefor, Converted into a Reference Rate Advance (or if such Advance is then a Reference Rate Advance be continued as a Reference Rate Advance). In any such event, the obligation of Fleet to make, to continue, or to Convert Advances into, Eurodollar Advances, as the case may be, shall be suspended until the circumstances causing such suspension no longer exist. If Fleet obtains knowledge that the circumstances causing such suspension no longer exist, Fleet shall promptly so notify the Company.

      (b) If, with respect to any Borrowing, Fleet determines, in its sole discretion, that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to Fleet of making, funding or maintaining its respective Eurodollar Advances for such Interest Period, Fleet shall forthwith so notify the Company, whereupon

            (i) each Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Reference Rate Advance, and

            (ii) the obligation of Fleet to make, to continue, or to Convert Advances into, Eurodollar Advances shall be suspended until the circumstances causing such suspension no longer exist.

            (iii) If Fleet obtains knowledge that the circumstances causing such suspension no longer exist, Fleet shall promptly so notify the Company.

      (c) If the Borrowers shall fail to select the duration of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1 of this Agreement, Fleet will forthwith so notify the Company and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Reference Rate Advances.

      (d) After the occurrence and during the continuation of an Event of Default, no Eurodollar Advances may be made or continued as such and no Reference Rate Advances may be Converted to Eurodollar Advances.

      SECTION 2.11. Increased Costs. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Advances, included in Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Fleet of agreeing to make or making, issuing, funding, renewing, extending or maintaining Advances or Letters of Credit, then the Borrowers shall from time to time, upon demand by Fleet, pay to Fleet for its own account, additional amounts sufficient to compensate Fleet for such increased cost; provided that, before making any such demand, Fleet agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take such additional action, if the making of such a designation or the taking of such action, as the case may be, would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of Fleet, be otherwise disadvantageous to Fleet. To the extent that Fleet incurs additional costs as described in this Section 2.11 in any calendar year and desires to receive additional compensation with respect to such calendar year, Fleet shall make demand hereunder within one hundred (100) days of the last day of such calendar year. A certificate as to the basis of such increased cost and the amount of such increased cost, submitted to the Company by Fleet, shall be conclusive and binding for all purposes, absent demonstrable error. At the request of the Company, Fleet will promptly provide the Borrowers with a certificate demonstrating the calculations on which such increased costs are based.

      SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if Fleet shall notify the Company that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Fleet or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, (i) the obligation of Fleet to make, to continue, or to Convert Advances into, Eurodollar Advances shall be suspended until the circumstances causing such suspension no longer exist and (ii) the Borrowers shall forthwith prepay in full all Eurodollar Advances then outstanding, together with interest accrued thereon, unless the Borrowers, within five Banking Days of notice from Fleet, Converts all Eurodollar Advances then outstanding into Advances of another Type in accordance with Section 2.09, in either case subject to the provisions of Section 2.02(e) and 2.19.

      SECTION 2.13. Payments and Computations. (a) The Borrowers shall make each payment hereunder not later than 11:00 A.M. (Boston time) on the day when due in U.S. dollars to Fleet at its address referred to in Section 8.02 in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

      (b) The Borrowers hereby authorize Fleet, if and to the extent payment owed to Fleet is not made when due hereunder, to charge from time to time against any or all of the Borrowers' accounts with Fleet any amount so due; provided that Fleet shall not charge any such account for any payment to the extent that such payment was timely remitted to Fleet by the Borrowers.

      (c) All computations of interest based on the Reference Rate shall be made by Fleet, on the basis of a year of 365 days, and all computations of interest based on the Eurodollar Rate and of commitment fees and letter of credit fees shall be made by Fleet, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by Fleet of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Banking Day.

      SECTION 2.14. Exchange Rate. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in any currency (hereinafter in this Section 2.14 called the "first currency") into any other currency (hereinafter in this Section 2.14 called the "second currency"), then the conversion shall be made at Fleet's spot rate of exchange for buying the first currency with the second currency prevailing at Fleet's close of business on the Banking Day next preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and the Borrowers hereby jointly and severally agree to pay such additional amount as may be necessary to ensure that the amount paid on such date in the second currency is the amount in such second currency which, when converted at Fleet's spot rate of exchange for buying the first currency with the second currency prevailing at Fleet's opening of business on the date of payment, is the amount which was due under this Agreement in the first currency before such judgment was obtained or made. Any amount due from the Borrowers to Fleet under the second sentence of this Section 2.14 will be due as a separate debt of the Borrowers to Fleet and shall not be affected by any judgment or order being obtained for any other sum due under or in respect of this Agreement. The covenant contained in this Section 2.14 shall survive the payment in full of all of the other obligations of the Borrowers under this Agreement.

      SECTION 2.15. Usury. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision of this Agreement, Fleet shall never be entitled to receive, collect or apply, as interest on the Advances, any amount in excess of the maximum amount permitted by applicable law. If Fleet ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount permitted by applicable law, Fleet shall, to the extent permitted under applicable laws, and solely for purposes of making such determination, characterize any nonprincipal payment as an expense, fee or premium rather than as interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire term of this Agreement; provided, however, that if the Advances are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount permitted by applicable law, Fleet shall refund to the Borrowers the amount of such excess or credit the amount of such excess against the total principal amount of the Advances owing, and, in such event, Fleet shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount permitted by applicable law. This Section 2.15 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in this Agreement.

      SECTION 2.16. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Fleet's income, and franchise taxes imposed on Fleet by the jurisdiction under the laws of which Fleet is organized or any political subdivision thereof, or the United States of America (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Special Taxes"). If the Borrowers shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder to Fleet which is in compliance with subsection (e) of this Section 2.16, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16), Fleet receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law provided that Fleet agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take such additional action, if the making of such a designation or the taking of such action, as the case may be, would avoid the need for, or reduce the amount of, such Special Taxes and would not, in the reasonable judgment of Fleet, be otherwise disadvantageous to Fleet.

      (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

      (c) The Borrowers will jointly and severally indemnify Fleet for the full amount of Special Taxes or Other Taxes (including, without limitation, any Special Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by Fleet and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted; provided that to the extent that Fleet receives a refund for such Special Taxes or Other Taxes which amount was originally paid by a Borrower, Fleet shall promptly remit such refund to such

Borrower. This indemnification shall be made within thirty (30) days from the date Fleet makes written demand therefor.

      (d) Within thirty (30) days after the date of any payment of Special Taxes or Other Taxes, the Borrowers will furnish to Fleet, at its address referred to in Section 8.02, proof of the payment thereof.

      (e) Fleet, if requested in writing by the Company (but only so long as Fleet remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that Fleet is completely exempt from Special Taxes as of the date of this Agreement or the date of such request, as the case may be. To the extent that Fleet has previously delivered such a form W-8BEN or W-8ECI to the Company and a change in circumstances causes Fleet to no longer be completely exempt from withholding and deduction of Special Taxes, Fleet shall promptly so notify the Company.

      (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

      SECTION 2.17. [Intentionally Omitted]

      SECTION 2.18. Evidence of Debt.

      (a) Fleet shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to Fleet resulting from each Advance owing to Fleet from time to time, including the amounts of principal and interest payable and paid to Fleet from time to time hereunder (the "Register"). The Borrowers hereby absolutely and unconditionally promise to pay to the order of Fleet the principal amount of Advances owed to Fleet, plus interest thereon and all other amounts owing in respect thereof, in the amounts and at the times set forth in this Agreement.

      (b) [Intentionally Omitted]

      (c) The entries made in the Register shall be conclusive and binding for all purposes, absent demonstrable error.

      SECTION 2.19. Funding Losses. In the event Fleet shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Fleet to make, continue or maintain any portion of the principal amount of any Eurodollar Advance) by reason of the prepayment or repayment of the principal amount of any Eurodollar Advance on a date other than the scheduled last day of the Interest Period applicable thereto, then, upon the request of Fleet to the Borrowers, the Borrowers shall pay directly to Fleet such amount as will (in the reasonable determination of Fleet) reimburse Fleet for such cost or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by Fleet to the Company and shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers.

      SECTION 2.20 Determination of Applicable Margins and Applicable Fees.

      (a) Definitions. As used in this Section 2.20 and in this Agreement, the following terms shall have the following meanings:

      "Applicable Fees" and "Applicable Margins" shall mean the Applicable Commitment Fee and/or the Applicable L/C Fee, with respect to "Applicable Fees", and the Applicable Reference Rate Margin and/or the Applicable Eurodollar Rate Margin, with respect to "Applicable Margins", as the case may be. Applicable Fees and Applicable Margins shall be determined by reference to the following:

----------------------------------------------------------------------------------------------------------------
                                Applicable           Applicable
                                Eurodollar           Reference                                  Applicable
        Leverage                   Rate                 Rate              Applicable            Commitment
          Ratio                   Margin               Margin               L/C Fee                 Fee
----------------------------------------------------------------------------------------------------------------
Greater than or equal to
3.00:1.00                           1.875%              0.25%                 1.875%               0.375%
----------------------------------------------------------------------------------------------------------------
Less than 3.00:1.00 but
greater than or equal to
2.50:1.00                           1.625%              0.25%                 1.625%               0.375%
----------------------------------------------------------------------------------------------------------------
Less than 2.50:1.00 but
greater than or equal to
2.00:1.00                           1.50%               0.25%                 1.50%                0.375%
----------------------------------------------------------------------------------------------------------------
Less than 2.00:1.00 but
greater than or equal to
1.50:1.00                           1.375%              0.25%                 1.375%               0.30%
----------------------------------------------------------------------------------------------------------------
Less than 1.50:1.00 but
greater than or equal to
1.00:1.00                           1.125%              0.25%                 1.125%               0.25%
----------------------------------------------------------------------------------------------------------------
Less than 1.00:1.00                 1.00%               0.25%                 1.00%                0.25%
----------------------------------------------------------------------------------------------------------------

      (b) Determination of Applicable Margins and Applicable Fees.

            (i) The Applicable Margin in respect of any Advance and the Applicable Fees payable under Sections 2.03 and 2.04 shall be determined by reference to the tables set forth in clause (a) above, as applicable, on the basis of the Leverage Ratio as of the last day of the most recent fiscal quarter of the Parent and determined by reference to the most recent financial statements delivered pursuant to Section 5.01.

            (ii) Upon receipt of the financial statements delivered pursuant to
      Section 5.01 and the satisfactory review thereof by Fleet, the Applicable Margins for all outstanding Advances and the Applicable Fees shall be adjusted, such adjustment being effective on the fifth Banking Day after such financial statements and the Compliance Certificate are (a) delivered to Fleet to the extent such financial statements and the Compliance Certificate are delivered prior to the due date or (b) required to be delivered, in accordance with Section 5.01 of this Agreement.

            (iii) Notwithstanding anything herein to the contrary, from the Closing Date through the date of receipt of the financial statements and Compliance Certificate for the Parent's fiscal quarter ending on December 29, 2001 pursuant to Section 5.01, the Applicable Eurodollar Rate Margin shall be 1.375%, the Applicable Reference Rate Margin shall be 0.25%, the Applicable L/C Fee shall be 1.375%, and the Applicable Commitment Fee shall be 0.30%.

      SECTION 2.21. Capital Adequacy. If Fleet shall reasonably determine that the application, adoption or phase-in of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by or any Person controlling Fleet and such increase is based upon the existence of Fleet's obligations hereunder and other commitments of this type, then from time to time, within ten (10) days after demand from Fleet, the Borrowers shall pay to Fleet the Borrowers' allocable share of such amount or amounts as will compensate Fleet or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Borrowers under this Section
2.21 shall take into consideration the policies of Fleet or any Person controlling Fleet with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Fleet setting forth the amount or amounts as shall be necessary to compensate Fleet as specified in this Section 2.21 shall be delivered to the Company and shall be conclusive in the absence of demonstrable error. To the extent that Fleet is subjected to increased capital requirements as described in this Section 2.21 in any calendar year and desires to receive additional compensation with respect to such calendar year, Fleet shall make demand hereunder within one hundred (100) days of the last day of such calendar year. A certificate as to basis of such increased capital requirements and the amount of such increased capital requirements, submitted to the Company by Fleet, shall be conclusive and binding for all purposes, absent demonstrable error. At the request of the Company, will promptly provide the Company with a certificate demonstrating the calculations on which such request for additional compensation is based.

      SECTION 2.22. [Intentionally Omitted]

      SECTION 2.23. [Intentionally Omitted]

                                   ARTICLE IIA
                             GUARANTY OF the Parent

      SECTION 2A.01. Guaranty. For value received and hereby acknowledged and as an inducement to Fleet to make Advances available to the Borrowers and to Fleet to issue Letters of Credit for the account of the Company, the Parent hereby unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrowers now or hereafter existing hereunder and the other documents executed and/or delivered in connection with this Agreement, whether for principal, interest, fees, expenses, or otherwise, (ii) the strict performance and observance by the Borrowers of their obligations under this Agreement and the other documents executed and/or delivered in connection with this Agreement and of all agreements, warranties and covenants applicable to the Borrowers in this Agreement; and (iii) the strict performance of all such obligations under this Agreement and the other documents executed and/or delivered in connection with this Agreement which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(c) of the United States Bankruptcy Code (such obligations collectively being the "Parent Guaranteed Obligations").

      SECTION 2A.02. Guaranty Absolute. The Parent guarantees that the Parent Guaranteed Obligations will be paid strictly in accordance with the terms hereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Fleet with respect thereto. The liability of the Parent under this Article IIA with regard to the Parent Guaranteed Obligations of the Borrowers shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of this Agreement with respect to the Borrowers (with regard to such Parent Guaranteed Obligations), the other documents executed and/or delivered in connection with this Agreement, or any other agreement or instrument relating thereto;

            (ii) any change in the time of, manner or place of payment of, or in any other term of, all or any of the Parent Guaranteed Obligations of the Borrowers or any other amendment or waiver of or any consent to departure from this Agreement (with regard to such Parent Guaranteed Obligations) of the Borrowers;

            (iii) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Parent Guaranteed Obligations of the Borrowers;

            (iv) any change in ownership of the Borrowers;

            (v) any acceptance of any partial payment(s) from the Borrowers; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers in respect of the Parent Guaranteed Obligations.

The obligations of the Parent contained in this Article IIA shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Parent Guaranteed Obligations is rescinded or must otherwise be returned by Fleet upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.

      SECTION 2A.03. Effectiveness; Enforcement. The guaranty obligations of the Parent under this Article IIA shall be effective and shall be deemed to be made with respect to each Advance made to the Borrowers, or each Letter of Credit issued, extended or renewed as of the time it is made or issued, extended or renewed. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrowers, and no defect in or insufficiency or want of powers of the Borrowers or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The agreements of the Parent contained in this Article IIA constitute a continuing guaranty and shall (i) survive any termination of this Agreement and (ii) remain in full force and effect until payment in full of, and performance of all Parent Guaranteed Obligations and all other amounts payable under this Article IIA. The agreements of the Parent contained in this Article IIA are made for the benefit of Fleet and its successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of Fleet first to exercise any rights against the Borrowers or to exhaust any remedies available to them against the Borrowers or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

      SECTION 2A.04. Waivers. To the fullest extent permitted by law, the Parent hereby irrevocably waives promptness, diligence, presentment, demand, protest, notice of acceptance and any other notice with respect to any of the Parent Guaranteed Obligations and this Article IIA and any requirement that Fleet protect, secure, perfect or otherwise take action to ensure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral. The Parent also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Parent Guaranteed Obligations by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect.

      SECTION 2A.05. Subrogation; Subordination. (a) Until the final payment and performance in full of all of the obligations of the Borrowers hereunder, the Parent shall not exercise and hereby waives any rights against the Borrowers arising as a result of payment by the Parent hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Fleet in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Parent will not claim any setoff, recoupment or counterclaim against the Borrowers in respect of any liability of the Parent to the Borrowers; and Parent waives any benefit of and any right to participate in any collateral security which may be held by Fleet.

      (b) The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to the Parent is hereby subordinated to the prior payment in full of all of the obligations of the Borrowers hereunder. The Parent agrees that, after the occurrence of any default in the payment or performance of any of such obligations, the Parent will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to such Parent until all of the obligations of the Borrower hereunder shall have been paid in full. If, notwithstanding the foregoing sentence, the Parent shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations of the Borrowers hereunder are still outstanding, such amounts shall be collected, enforced and received by the Parent as trustee for Fleet and be paid over to Fleet, for its own benefit, on account of the obligations of the Borrowers hereunder without affecting in any manner the liability of the Parent under the other provisions of this Article IIA.

      (c) The provisions of this Section 2A.05 shall be supplemental to and not in derogation of any rights and remedies of Fleet under any separate subordination agreement which Fleet may at any time and from time to time enter into with the Parent for its own benefit.

                                   ARTICLE IIB
                             GUARANTY OF the COMPANY

      SECTION 2B.01. Guaranty. For value received and hereby acknowledged and as an inducement to Fleet to make Advances available to Quaker Textile and Quaker Mexico, the Company hereby unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Quaker Textile and Quaker Mexico now or hereafter existing hereunder and under the other documents executed and/or delivered in connection with this Agreement, whether for principal, interest, fees, expenses, or otherwise, (ii) the strict performance and observance by Quaker Textile and Quaker Mexico of their obligations under this Agreement and the other documents executed and/or delivered in connection with this Agreement and of all agreements, warranties and covenants applicable to Quaker Textile and Quaker Mexico in this Agreement; and (iii) the strict performance of all such obligations under this Agreement and the other documents executed and/or delivered in connection with this Agreement which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(c) of the United States Bankruptcy Code (such obligations collectively being the "Company Guaranteed Obligations").

      SECTION 2B.02. Guaranty Absolute. The Company guarantees that the Company Guaranteed Obligations will be paid strictly in accordance with the terms hereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Fleet with respect thereto. The liability of the Company under this Article IIB with regard to the Company Guaranteed Obligations shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of this Agreement with respect to Quaker Textile and Quaker Mexico (with regard to the Company Guaranteed Obligations), the other documents executed and/or delivered in connection with this Agreement, or any other agreement or instrument relating thereto;

            (ii) any change in the time of, manner or place of payment of, or in any other term of, all or any of the Company Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement (with regard to the Company Guaranteed Obligations) by Quaker Textile and Quaker Mexico;

            (iii) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Company Guaranteed Obligations;

            (iv) any change in ownership of Quaker Textile or Quaker Mexico;

            (v) any acceptance of any partial payment(s) from Quaker Textile or Quaker Mexico; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Quaker Textile or Quaker Mexico in respect of the Company Guaranteed Obligations.

The obligations of the Company contained in this Article IIB shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Company Guaranteed Obligations is rescinded or must otherwise be returned by Fleet upon the insolvency, bankruptcy or reorganization of Quaker Textile or Quaker Mexico or otherwise, all as though such payment had not been made.

      SECTION 2B.03. Effectiveness; Enforcement. The guaranty obligations of the Company under this Article IIB shall be effective and shall be deemed to be made with respect to each Advance made to Quaker Textile or Quaker Mexico. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of Quaker Textile or Quaker Mexico, and no defect in or insufficiency or want of powers of Quaker Textile or Quaker Mexico or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The agreements of the Company contained in this Article IIB constitute a continuing guaranty and shall (i) survive any termination of this Agreement and (ii) remain in full force and effect until payment in full of, and performance of all Company Guaranteed Obligations and all other amounts payable under this Article IIB. The agreements of the Company contained in this Article IIB are made for the benefit of Fleet and its successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of Fleet first to exercise any rights against Quaker Textile or Quaker Mexico or to exhaust any remedies available to them against Quaker Textile or Quaker Mexico or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

      SECTION 2B.04. Waivers. To the fullest extent permitted by law, the Company hereby irrevocably waives promptness, diligence, presentment, demand, protest, notice of acceptance and any other notice with respect to any of the Company Guaranteed Obligations and this Article IIB and any requirement that Fleet protect, secure, perfect or otherwise take action to ensure any security interest or lien on any property subject thereto or exhaust any right or take any action against Quaker Textile or Quaker Mexico or any other Person or any collateral. The Company also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Company Guaranteed Obligations by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect.

      SECTION 2B.05. Subrogation; Subordination. (a) Until the final payment and performance in full of all of the obligations of Quaker Textile and Quaker Mexico hereunder, the Company shall not exercise and hereby waives any rights against Quaker Textile or Quaker Mexico arising as a result of payment by the Company hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Fleet in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Company will not claim any setoff, recoupment or counterclaim against Quaker Textile or Quaker Mexico in respect of any liability of the Company to Quaker Textile or Quaker Mexico; and the Company waives any benefit of and any right to participate in any collateral security which may be held by Fleet.

      (b) The payment of any amounts due with respect to any indebtedness of Quaker Textile or Quaker Mexico for money borrowed or credit received now or hereafter owed to the Company is hereby subordinated to the prior payment in full of all of the obligations of Quaker Textile or Quaker Mexico hereunder. The Company agrees that, after the occurrence of any default in the payment or performance of any of such obligations, the Company will not demand, sue for or otherwise attempt to collect any such indebtedness of Quaker Textile or Quaker Mexico to the Company until all of the obligations of Quaker Textile and Quaker Mexico hereunder shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations of Quaker Textile or Quaker Mexico hereunder are still outstanding, such amounts shall be collected, enforced and received by the Company as trustee for Fleet and be paid over to Fleet on account of the obligations of Quaker Textile or Quaker Mexico hereunder, without affecting in any manner the liability of the Company under the other provisions of this Article IIB.

      (c) The provisions of this Section 2B.05 shall be supplemental to and not in derogation of any rights and remedies of Fleet under any separate subordination agreement which Fleet may at any time and from time to time enter into with the Company.

                                   ARTICLE III
                              CONDITIONS OF LENDING

      SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of Fleet to make an Advance on the occasion of the initial Borrowing and the obligation of Fleet to issue the initial Letters of Credit is subject to the condition precedent that Fleet shall have received on or before the day of the initial Borrowing, and in any event no later than February 14, 2002, the following, in form and substance satisfactory to Fleet:

      (a) This Agreement executed by the Borrowers, the Parent and Fleet.

      (b) Certified copies of the resolutions of the Board of Directors of each of the Borrowers and the Parent approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

      (c) A certificate of the Secretary or Clerk, as the case may be, of each of the Borrowers and the Parent certifying the names and true signatures of the officers of the Borrowers and the Parent authorized to sign this Agreement and the other documents to be delivered hereunder to which they are a party and in the case of each Borrower (other than Quaker Mexico) and the Parent, certifying as to the accuracy and currency of the respective Articles of Organization or other charter documents and By-laws.

      (d) A favorable opinion of Cynthia L. Gordan, General Counsel to the Borrowers and the Parent, substantially in the form of Exhibit B hereto.

      (e) A certificate of good standing of each of the Borrowers (other than Quaker Mexico) and the Parent certified by the secretary of state of the jurisdiction in which it is incorporated.

      (f) [Intentionally Omitted]

      (g) The Borrowers and the Parent shall have paid to Fleet all fees to be paid on the Closing Date in accordance with the provisions of the Fee Letter.

      (h) [Intentionally Omitted]

      (i) The Company shall have received the principal amount of the 7.56% Senior Notes issued pursuant to the Additional Note Agreement, which 7.56% Senior Notes and Additional Note Agreement shall be on terms and conditions satisfactory to Fleet.

      (j) The Collateral Agency and Pledge Agreement executed by the Company, Fleet in its individual capacity and as Collateral Agent, and The Prudential Insurance Company of America in its capacity as Trustee.

      (k) All proceedings in connection with the transactions contemplated by this Agreement, the other documents delivered in connection herewith and all other documents incident thereto shall be satisfactory in substance and in form to Fleet, and

Fleet shall have received all information and such counterpart originals or certified or other copies of such documents as Fleet may reasonably request.

      SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of Fleet to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation of Fleet to issue, extend or renew any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or issuance, extension or renewal of such Letter of Credit, as the case may be:

      (i) The representations and warranties contained in Article IV are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

      (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      (iii) No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of Fleet would make it illegal for Fleet to make such Advance or in the reasonable opinion of Fleet would make it illegal for Fleet to issue, extend or renew such Letter of Credit.

      (iv) Fleet shall have received from the Borrowers such statements in substance and form reasonably satisfactory to Fleet as Fleet shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      (v) Prior to the making of any Advance to Quaker Mexico, Fleet shall have received evidence satisfactory to Fleet (a) of the due organization and valid existence of Quaker Mexico and (b) that Quaker Mexico has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and the other documents delivered in connection with this Agreement to which it is a party.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      Each of the Borrowers and the Parent represents and warrants to Fleet that:

      SECTION 4.01. Corporate Existence and Standing. Each of the Borrowers and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to possess such authority is likely to result in a Material Adverse Effect.

      SECTION 4.02. Authorization and Validity. Each of the Borrowers and the Parent has the corporate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of the Borrowers and the Parent of this Agreement and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Agreement constitutes the legal, valid and binding obligations of the Borrowers and the Parent enforceable against the Borrowers and the Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application or applicable decisional law affecting the enforcement of creditors' rights generally or by general principles of equity limiting the availability of equitable remedies.

      SECTION 4.03. No Conflict; Government Consent. Neither the execution and delivery by each of the Borrowers and the Parent of this Agreement, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent, any of its Subsidiaries or their respective articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Parent or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Parent or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

      SECTION 4.04. Title to Properties. Except as indicated on Schedule 4.04 hereto, the Parent and its Subsidiaries own all of the assets reflected on the consolidated balance sheet of the Parent and its Subsidiaries as at [December 30, 2000] or acquired since that date (except property or assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any Liens other than Liens permitted under Section 5.12 hereof.

      SECTION 4.05 Financial Statements. The 2000 annual audited financial statements, the unaudited quarterly financial statements for the first three fiscal quarters of 2001 of the Parent and its Subsidiaries heretofore delivered to Fleet were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition and operations of the Parent and its Subsidiaries at such date and the results of its operations for the periods then ended (except that any such unaudited financial statements do not contain any footnotes and are subject to year-end adjustments).

      SECTION 4.06. Material Adverse Effect; Dividends or Distributions. During the period beginning on [December 31, 2000] through and including the Closing Date, there has been no change in the business, properties, prospects, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries which is likely to have a Material Adverse Effect. Since [December 31, 2000] the Parent and the Borrowers have not made any dividends or distributions with respect to their capital stock except as otherwise permitted by this Agreement.

      SECTION 4.07. Taxes. The Parent and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Parent or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to such taxes (exclusive of state and federal income taxes) where the failure to so file and pay is not likely to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      SECTION 4.08. Litigation and Contingent Obligations. Except as set forth on Schedule 4.08 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent or any of its Subsidiaries which would be likely to have a Material Adverse Effect, or which question the validity of this Agreement. Except as otherwise set forth on
Schedule 4.08 hereto, other than any liability incident to such litigation, arbitration or proceedings, the Parent and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 4.05.

      SECTION 4.09. Subsidiaries. Schedule 4.09 hereto contains an accurate list of all of the Subsidiaries of the Company and the Parent, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries or the Parent. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Schedule
4.09 shall be deemed to be amended in connection with the acquisition or formation of any Subsidiary permitted by Sections 5.09 or 5.11 hereof upon delivery to Fleet of a certificate of the Company and the Parent as to such Subsidiary setting forth its jurisdiction of incorporation and the percentage of its capital stock owned by the Company or the Parent.

      SECTION 4.10. ERISA. Neither the Borrowers nor the Parent nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on
Schedule 4.10 hereto. Each Plan which is intended to be qualified under Section 401 (a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501 (a) of the Code as currently in effect. Neither the Borrowers nor the Parent nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable state law. Neither the Borrowers nor the Parent nor any ERISA Affiliate has breached any of the responsibilities obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan which is likely to have a Material Adverse Effect. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrowers nor the Parent nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrowers nor the Parent nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to Fleet is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrowers nor the Parent nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrowers nor the Parent nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment which is likely to have a Material Adverse Effect. Neither the Borrowers nor the Parent nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Each of the Borrowers and the Parent has given to Fleet copies of all of the following: the most recent actuarial report and Form 5500 filed in respect of each Benefit Plan in existence, a listing of all Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Borrowers, the Parent and all ERISA Affiliates to each such Multiemployer Plan and all information which has been provided to the Borrowers or the Parent or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan.

      SECTION 4.11. Accuracy of Information. No information, exhibit or report heretofore or hereafter furnished by the Parent or any of its Subsidiaries to Fleet in connection with the negotiation of, or compliance with, this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date such information, exhibit or report was or shall be furnished.

      SECTION 4.12. Material Agreements. Neither the Parent nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which is likely to have a Material Adverse Effect. Neither the Parent nor any Subsidiary is in default under (i) any agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Debt, which default is likely, in either case, to have a Material Adverse Effect.

      SECTION 4.13. Compliance with Laws. The Parent and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the failure to comply with which is likely to result in a Material Adverse Effect. Neither the Parent nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluation whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is likely to have a Material Adverse Effect.

      SECTION 4.14. Investment Company Act. Neither the Parent nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.15. Public Utility Holding Company Act. Neither the Parent nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.16. Regulations U and X. The proceeds of the Advances shall be used for working capital and general corporate purposes. The Company will obtain Letters of Credit solely for general corporate purposes. No portion of any Advance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      SECTION 4.17. No Event of Default. No Event of Default has occurred and is continuing.

                                    ARTICLE V
                    COVENANTS OF THE BORROWERS AND the Parent

      So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or Fleet shall have any Commitment hereunder, unless Fleet shall otherwise consent in writing:

      SECTION 5.01 Reporting and Notice Requirements. The Borrowers and the Parent will furnish to Fleet:

            (i) within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Parent, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flow statements of the Parent and its Subsidiaries as of the end of such quarter, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flow statements of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter and consolidated balance sheets of the Parent and its Subsidiaries as of the end of the immediately preceding fiscal year, all certified by the chief financial officer of the Parent, along with a certificate (a "Compliance Certificate"), signed by the Parent's chief financial officer, in the form attached as Exhibit C hereto or such other form as may be mutually acceptable to the Parent and Fleet, setting forth the calculations necessary to establish the compliance or non-compliance with the financial covenants set forth in Sections 5.22 and 5.23 and setting forth the aggregate outstanding balance of obligations under Capitalized Leases and Purchase Money Debt of the Parent and its Subsidiaries;

            (ii) within ninety-five (95) days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing financial statements for such year certified by the chief financial officer of the Parent and accompanied by an unqualified opinion of [Arthur Andersen LLP] or other independent public accountants acceptable to Fleet, with a written statement from such accountants to the effect that they have read a copy of this Agreement and that in making the examination necessary to such opinion, they have obtained no knowledge of any Event of Default, along with a Compliance Certificate of the Parent's chief financial officer setting forth the calculations necessary to establish the compliance or noncompliance with the financial covenants set forth in Sections 5.22 and
      5.23 and setting forth the aggregate outstanding balance of obligations under Capitalized Leases and Purchase Money Debt of the Parent and its Subsidiaries;

            (iii) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Parent setting forth details of such Event of Default or event and the action which the Parent and the Borrowers have taken and propose to take with respect thereto;

            (iv) within ninety (90) days after the end of each fiscal year of the Parent and its Subsidiaries, the annual business plan of the Parent and its Subsidiaries for the succeeding fiscal year on a quarterly basis in reasonable detail, including projected consolidated and consolidating balance sheets, statements of income and retained earnings and cash flow statements of the Parent and its Subsidiaries for the succeeding fiscal year on a quarterly basis, in each case in the same format as the audited balance sheet, statement of income and retained earnings and cash flow statement respectively;

            (v) promptly after the sending or filing thereof, copies of all reports which the Parent or any Subsidiary sends to any of its securityholders, and copies of all reports and registration statements which the Parent, the Borrowers or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange, which reports are required to be sent to securityholders or so filed by law or by regulation or under the terms of the Parent's listing agreement with NASDAQ or any other stock exchange;

            (vi) as soon as possible and in any event within ten (10) days after the Borrowers or the Parent knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrowers or the Parent, describing said Reportable Event and the action which the Borrowers or the Parent proposes to take with respect thereto;

            (vii) as soon as possible and in any event within ten (10) days after receipt by the Parent or any of its Subsidiaries, a copy of (a) any notice or claim to the effect that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of a Release by the Parent, any of its Subsidiaries, or any other Person which is likely to have a Material Adverse Effect and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Parent or any of its Subsidiaries which is likely to have a Material Adverse Effect;

            (viii) as soon as possible and in any event within ten (10) days of becoming aware of any litigation or proceedings threatened in writing effecting the Parent or any Subsidiary or to which the Parent or any Subsidiary is or is to become a party involving an uninsured claim against the Parent or any Subsidiary which is likely to have a Material Adverse Effect, notice in writing stating the nature and status of such litigation or proceedings;

            (ix) as soon as possible and in any event within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Parent or any of its Subsidiaries in an amount in excess of $1,000,000, notice in writing of such judgment; and

            (x) such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries (including without limitation any accountants' management letters) as Fleet may from time to time reasonably request.

      SECTION 5.02. Conduct of Business. Each of the Borrowers and the Parent will, and will cause each of its Subsidiaries to, carry on and conduct its business in the textile industry and in the home furnishings industry and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority is not likely to have a Material Adverse Effect. Quaker LLC shall not engage in any business of any kind or nature and shall not have a net worth or assets of more than de minimis value unless the Company pledges one hundred percent (100%) of its ownership interests to Fleet pursuant to a pledge agreement in form and substance satisfactory to Fleet together with appropriate undated instruments of transfer duly executed in blank.

      SECTION 5.03. Taxes. Each of the Borrowers and the Parent will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except (i) taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and
(ii) taxes (exclusive of state and federal income taxes) where the failure to so pay is not likely to have a Material Adverse Effect.

      SECTION 5.04. Compliance with Laws, Charter Documents and Agreements. Each of the Borrowers and the Parent will, and will cause each of its Subsidiaries to, comply with (a) all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, (b) the provisions of its charter documents and by-laws, and (c) all agreements and instruments by which it or any of its properties may be bound; provided in each case that the failure of the Borrowers, the Parent or any Subsidiary so to comply shall not constitute a breach of this Section 5.04 unless such failure to comply is likely to have a Material Adverse Effect.

      SECTION 5.05. Maintenance of Properties. Each of the Borrowers and the Parent will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition in the Borrowers' or the Parent's reasonable judgment, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      SECTION 5.06. Inspection. Each of the Borrowers and the Parent will, and will cause each Subsidiary to, permit Fleet, by its representatives and agents upon reasonable notice to the Borrowers or the Parent, as the case may be, and during normal business hours, to inspect any of the properties, corporate books and financial records of the Borrowers, the Parent and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrowers, the Parent and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers, the Parent and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Fleet may designate.

      SECTION 5.07. Dividends. Each of the Borrowers and the Parent will not, and will not permit any of its Subsidiaries to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock), make any other cash distributions to any shareholders of the Borrowers or the Parent, or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding ("Distributions"), except that (a) the Parent may make Distributions to the holders of its capital stock so long (i) no Event of Default has occurred and is continuing and (ii) no Event of Default would have resulted therefrom, assuming for the purpose of this clause (ii) that such Distribution had been made during the immediately prior fiscal quarter of the Parent and its Subsidiaries and (b) Subsidiaries of the Parent may make Distributions to the Parent or the Borrowers, as the case may be.

      SECTION 5.08. Debt. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, create, incur or suffer to exist any Debt, except:

            (i) The Advances and the Letters of Credit.

            (ii) Debt existing on the date hereof and described in Schedule 5.08 hereto and as permitted under Section 5.14 hereof.

            (iii) Recourse Obligations permitted under Section 5.10 hereof.

            (iv) Capitalized Leases and Purchase Money Debt in an aggregate principal amount outstanding at any time not to exceed the result of (x) $25,000,000 minus (y) all amounts outstanding under subsection (ix) below.

      (v) Subordinated indebtedness of the Company, any New Parent Subsidiary or the Parent ("Subordinated Debt"), so long as (A) the Company and the Parent have demonstrated compliance with the covenants set forth in
      Section 5.23 both immediately before and immediately after the incurrence of such indebtedness and (B) with respect to such indebtedness, the subordination provisions, maturity, amortization, covenants, events of default and payment provisions are acceptable to Fleet.

            (vi) the Seller Debt.

            (vii) the Senior Notes.

            (viii) Debt (A) of the Parent to the Company or a New Parent Subsidiary or (B) of the Company or a New Parent Subsidiary to the Parent or (C) of a Subsidiary of the Company to the Company or (D) of a Subsidiary to another Subsidiary, in each case to the extent the Investment corresponding to such Debt is permitted by Section 5.11 hereof.

            (ix) Debt in an aggregate amount not to exceed $10,000,000 secured by any Lien existing on the property of a Person to be acquired in an Acquisition permitted by Section 5.09 hereof, provided that such Debt and such Lien shall not have been incurred in contemplation of such Acquisition.

      SECTION 5.09. Mergers and Acquisitions. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, merge or consolidate with or into any other Person, except (a) that any of the Company's Subsidiaries may merge with and into the Company, (b) that a Subsidiary of the Company may merge with another Subsidiary of the Company and (c) that any New Parent Subsidiary may merge with and into the Parent or the Company. In addition to the mergers permitted under the immediately preceding sentence, the Company and the Parent may from time to time (x) acquire one hundred percent of the issued and outstanding stock of any corporation or (y) purchase all or substantially all of the assets of any Person or a business unit of any Person (any transaction described in clauses (x) and (y) being hereinafter referred to as an "Acquisition"); provided that (i) prior to each Acquisition the Company and the Parent shall deliver to Fleet (A) a Compliance Certificate based on the actual historical performance of the Parent, the Company, their Subsidiaries and the Person to be acquired, on a consolidated basis, demonstrating compliance with the covenants set forth in Section 5.23 as of the last day of the fiscal quarter of the Parent immediately preceding the Acquisition assuming for purposes of this calculation that such Acquisition had been consummated at the beginning of such period and would be accounted for as a pooling of interests; provided, however, that Total Funded Debt shall be determined after giving effect to such Acquisition, and (B) projections demonstrating compliance with the covenants set forth in Section 5.23 for each of the four fiscal quarters of the Parent immediately following such Acquisition, in each case described in clauses (A) and (B) hereof on a pro forma basis as if such Acquisition had been completed at the beginning of such period, (ii) immediately following such Acquisition (x) the Commitment minus (y) the sum of the outstanding aggregate principal balance of the Advances and the Letter of Credit Obligations shall not be less than $5,000,000, (iii) in connection with such Acquisitions the Parent, the Company and their Subsidiaries shall not incur, in the aggregate from and after the Closing Date, Senior Acquisition Debt in excess of $45,000,000, (iv) any Debt incurred in connection therewith which is not Senior Acquisition Debt must be Subordinated Debt, and (v) the aggregate purchase price paid in connection with such Acquisitions shall not exceed $50,000,000. To the extent that any Person becomes a Subsidiary of the Company after the date of the Agreement and such Person is not merged with and into the Company (1) if such Person is a stock corporation organized under the laws of any political subdivision of the United States of America the Company shall promptly deliver to Fleet all of the capital stock of such Person, together with undated stock powers thereto duly executed in blank in accordance with the terms of the Collateral Agency and Pledge Agreement, and (2) in all other cases the Company shall pledge its interest in each such Subsidiary to Fleet pursuant to a pledge agreement in form and substance satisfactory to Fleet together with appropriate undated instruments of transfer duly executed in blank. To the extent that any Person becomes a Subsidiary of the Parent after the date of this Agreement and such Person is not also a Subsidiary of the Company (any such Person a "New Parent Subsidiary"), such Person shall immediately execute an instrument of adherence (in form acceptable to Fleet) whereby it will become a party to Article IIA of this Agreement as an additional guarantor of the Parent Guaranteed Obligations, provided, however, such guaranty shall only extend to Section 2A.01(i) and not parts (ii) and (iii) of Section 2A.01.

      SECTION 5.10. Sale of Assets.

      (a) Sale of Property. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, lease, sell or otherwise dispose of its property, assets or business to any other Person except for (i) sales of inventory in the ordinary course of business, (ii) sales permitted under subsection (b) below and Section 5.20 below, (iii) assets consisting of production equipment to the extent that the proceeds of such sale are used to purchase additional production equipment within ninety (90) days of the date of such sale (such proceeds being hereinafter referred to as "Equipment Sales Proceeds"), (iv) Investments in the form of assets permitted under Section 5.11 hereof and (v) other assets of the Borrowers with a book value not to exceed $5,000,000 in the aggregate during the term of this Agreement.

      (b) Sale of Accounts. The Company and the Parent will not, nor will they permit any of their Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse (exclusive of any notes receivable or securities received in connection with the insolvency or inability to pay of any of the Borrowers' or the Parent's account debtors); provided that the Company (i) may sell, on a nonrecourse basis, accounts receivable owing by account debtors located outside of the United States of America, so long as such sales are made for cash, the proceeds of such sales are used to prepay the Advances and the aggregate amount of such accounts receivable sold in any fiscal year does not exceed fifty percent (50%) of the aggregate amount of the Company's, the Parent's or such Subsidiaries' sales to customers located outside of the United States of America for the immediately preceding fiscal year and (ii) may sell, on a recourse basis, accounts receivable owing by account debtors located outside of the United States, so long as such sales are made for cash, the proceeds of such sales are used to prepay the Advances and the aggregate amount of Recourse Obligations with respect thereto does not exceed $10,000,000 at any time; provided, however, in no event shall the aggregate amount of Recourse Obligations referred to in the preceding clause which are neither Export-Import Recourse Obligations or backed by other credit support acceptable to Fleet exceed $5,000,000 at any time.

      SECTION 5.11. Investments: Quaker Fabric Foreign Sales Corporation. (a) The Borrowers and the Parent will not make or suffer to exist, and shall not permit any Subsidiary to make or suffer to exist, any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any

Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any acquisition of any Person, except as otherwise permitted under Sections 5.09 and:

            (i) Short-term obligations of, or fully guaranteed by, the United States of America.

            (ii) Commercial paper rated A-1 or better by Standard and Poor's Ratings Group or P-1 or better by Moody's Investors Service.

            (iii) Demand deposit accounts maintained in the ordinary course of business.

            (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

            (v) Overnight investments in money market funds with portfolios comprised primarily of the items described in clauses (i) through (iv) above.

            (vi) Existing investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 5.11 hereto.

            (vii) Notes receivable and securities received in connection with the insolvency or inability to pay of any of the Borrowers' or the Parent's account debtors in an aggregate amount not to exceed at any time the greater of (i) $3,000,000 and (ii) ten percent (10%) of the outstanding face amount of the Company's accounts receivable at such time.

            (viii) Loans to employees of the Company or any of its Subsidiaries not to exceed $750,000 in the aggregate outstanding for all such employees at any time.

            (ix) Prior to the occurrence of a Change in Control, Investments (other than the Investments referred to in subsection (vi) above) not to exceed $10,000,000 in the aggregate from and after the Closing Date, provided that (A) Investments in Persons other than Subsidiaries shall not exceed $5,000,000 in the aggregate from and after the Closing Date and (B) after the occurrence of a Change in Control no further Investments under this Section 5.11(a)(ix) shall be made.

            (x) Investments in amounts and in connection with the acquisition or formation of new Subsidiaries of the Company or the Parent pursuant to Acquisitions permitted by Section 5.09 hereof.

            (xi) Investments by the Parent and any New Parent Subsidiary consisting of the guaranty of the Parent Guaranteed Obligations and Investments by the Company consisting of its guaranty of the Company Guaranteed Obligations.

      (b) The Company will not permit cash and cash equivalents in Quaker Fabric Foreign Sales Corporation to exceed $500,000 in the aggregate at any time; provided that no cash or cash equivalents in an amount in excess of $100,000 shall remain in Quaker Fabric Foreign Sales Corporation for a period in excess of ten (10) Banking Days.

      SECTION 5.12. Liens. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrowers, the Parent or any of their Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

            (v) Liens existing on the date hereof and described in Schedule 5.12 hereto.

            (vi) Liens securing Purchase Money Debt and Capitalized Leases permitted under Section 5.08 hereof.

            (vii) Environmental Liens in an aggregate outstanding amount not to exceed $2,000,000; provided that to the extent that all such Environmental Liens aggregate in excess of $200,000, each such Environmental Lien must be abated, reduced, released, terminated or fully paid and discharged within thirty (30) days of the creation thereof.

            (viii) Other nonconsensual liens in an aggregate outstanding amount not to exceed $100,000 at any time.

            (ix) Liens with respect to accounts receivable securing Recourse Obligations permitted under Sections 5.08 and 5.10 hereof.

            (x) Liens on the stock of Subsidiaries of the Company arising under the Collateral Agency and Pledge Agreement or any similar pledge agreement to which Fleet is a party executed pursuant to the last sentence of
      Section 5.09 hereof.

            (xi) Liens securing Debt permitted by Section 5.08(ix) hereof, provided that each such Lien shall at all times be confined solely to the item or items so encumbered and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such property so encumbered.

      SECTION 5.13. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal on the Advances and all reimbursement obligations with respect to Letters of Credit, and within three (3) days following the date the same becomes due and payable, interest on the Advances, all commitment fees, all letter of credit fees, Fleet's fees and all other amounts provided for in this Agreement and the other documents delivered in connection herewith, all in accordance with the terms of this Agreement or such other documents.

      SECTION 5.14. Letters of Credit. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, apply for or become liable upon any letters of credit other than the Letters of Credit; provided that to the extent Fleet refuses to issue any requested Letter of Credit notwithstanding that the conditions set forth in Article III hereof have been satisfied, the Company may apply for and become liable on letters of credit in an aggregate outstanding face amount not to exceed $1,000,000 in the aggregate at any time.

      SECTION 5.15. Affiliates. Each of the Borrowers and the Parent will not, and will not permit any Subsidiary to, enter into any transaction (including without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrowers', the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrowers, the Parent or such Subsidiary than the Borrowers, the Parent or such Subsidiary would obtain in a comparable arm's-length transaction; provided that in no event shall this Section 5.15 be construed to place any limitations with respect to the compensation packages including, without limitation, base compensation, bonuses, fringe benefits, incentive compensation, option or other forms of compensation, paid by the Company or any Subsidiary to Larry Liebenow.

      SECTION 5.16. Existence; Maintenance of Office. Each of the Borrowers and the Parent will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve its existence as a corporation. Each of the Borrowers and the Parent will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all rights, privileges, licenses, patents, patent applications, copyrights, trademarks, trademark applications, service marks, service mark applications, brand names, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time except to the extent the failure to so maintain and preserve would not have a Material Adverse Effect. Each of the Parent and the Company will maintain its chief executive office in Fall River, Massachusetts, or at such other place in the

United States of America as the Parent and the Borrowers shall designate upon written notice to Fleet, where notices, presentation or demands to or upon the Parent or the Company may be given or made.

      SECTION 5.17. ERISA. The Borrowers and the Parent will not:

            (a) (i) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

            (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

            (iii) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrowers or any ERISA Affiliate under Title IV of ERISA;

            (iv) fail to make any contribution or payment to any Multiemployer Plan which the Borrowers or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

            (vi) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrowers, the Parent or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

            (vii) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Benefit Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      SECTION 5.18. Environmental Matters. (a) Each of the Borrowers and the Parent will, pertaining to the areas of environmental compliance, hazard or liability, permit Fleet, or its agent or representative, during normal business hours and with reasonable prior notice, to inspect any of the Borrowers' or the Parent's or any of their Subsidiaries' documents, property or operations, and interview any of the Borrowers' or the Parent's or any of their Subsidiaries' employees, representatives or agents.

      (b) The Borrowers and the Parent will not become subject to any liabilities, or permit any of their Subsidiaries to become subject to any liabilities, that would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Hazardous Material into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental Law.

      (c) The Borrowers and the Parent will not, or permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its assets or property, real or personal except as otherwise permitted under Section 5.12 hereof.

      SECTION 5.19. Insurance. Each of the Borrowers and the Parent will, and will cause each of its Subsidiaries to, maintain, with insurance companies recommended to the Borrowers or the Parent by a qualified and knowledgeable insurance brokerage firm of recognized standing, insurance on all their property in such amounts and covering such risks as is consistent with current sound business practice, and the Borrowers and the Parent will furnish to Fleet upon request full information as to the insurance carried.

      SECTION 5.20. Sale and Leaseback. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property except in connection with Capitalized Leases or Purchase Money Debt permitted under Section 5.08 hereof.

      SECTION 5.21. Negative Pledges. The Borrowers and the Parent will not, nor will they permit any of their Subsidiaries to, covenant or agree with any Person, or in favor of any other Person, that the Borrowers, the Parent or any of their Subsidiaries will not create any Lien with respect to its assets, other than pursuant to (i) this Agreement, (ii) any agreement relating to the Company's Capitalized Leases and Purchase Money Debt but only with respect to the machinery and equipment leased or financed pursuant to such agreement and
(iii) the Senior Notes.

      SECTION 5.22. [Intentionally Omitted].

      SECTION 5.23. Financial Covenants.

      (a) Minimum Tangible Net Worth. The Parent and the Company shall not permit Tangible Net Worth, at any time, to be less than the sum of (i) $120,000,000, minus (ii) to the extent that the aggregate amount of Acquisition Intangibles is greater than $20,000,000 and less than $35,000,000, the aggregate amount of such Acquisition Intangibles in excess of $20,000,000 (provided, however, that no more than $15,000,000 shall be deducted pursuant to this clause
(ii)), plus (iii) on a cumulative basis, fifty percent (50%) of the Net Income (exclusive of any losses) of the Parent and its Subsidiaries for each fiscal quarter beginning with the Parent's fiscal quarter starting on December 30, 2001, plus (iv) the aggregate amount of any net proceeds of private or public placement(s) of equity securities by the Parent during the term of this Agreement.

      (b) Debt Service Coverage Ratio. The Parent and the Company shall not permit the Debt Service Coverage Ratio, calculated as of the last day of each fiscal quarter of the Parent and its Subsidiaries, to be less than 1.50 to 1.00 for any period of four (4) consecutive fiscal quarters ending after the Closing Date.

      (c) Leverage Ratio. The Parent and the Company shall not permit the Leverage Ratio, calculated as of the last day of each fiscal quarter of the Parent and its Subsidiaries to exceed 3.0 to 1.0.

      (d) Senior Debt Ratio. The Parent and the Company shall not permit the Senior Debt Ratio, calculated as of the last day of each fiscal quarter of the Parent and its Subsidiaries to exceed 2.75 to 1.0.

      (e) Profitable Operations. The Parent and the Company shall not permit EBIT of the Parent and its Subsidiaries for each of any two consecutive fiscal quarters of the Parent and its Subsidiaries to be less than $1.00.

      (f) Compliance with Balance Sheet Covenants. For purposes of assessing the Company's and the Parent's compliance with the financial covenants set forth in clauses (a), (c) and (d) above, the Company and the Parent shall be deemed to be in compliance at all times unless (i) any officer of the Company or the Parent has actual knowledge that the Company or the Parent, as the case may be is not in compliance with any such financial covenant or (ii) the Company or the Parent, as the case may be is out of compliance with any such financial covenant as of the last day of any fiscal month of the Parent and its Subsidiaries.

      (g) Breach of Financial Covenants. The Company and the Parent shall notify Fleet as soon as the Company becomes aware that it has failed to comply with any of the financial covenants set forth above in this Section 5.23. Notwithstanding the terms and conditions of Section 6.01 hereof, such noncompliance shall not constitute an Event of Default until the earlier of (i) five (5) Banking Days after the date the Company or the Parent, as the case may be, first became aware of such noncompliance or (ii) the date on which Fleet first became aware of such noncompliance; provided that Fleet shall have no obligation to fund new Advances, Convert existing Advances to Eurodollar Advances or Continue existing Advances as Eurodollar Advances on or after the date upon which the Company or the Parent first became aware of such noncompliance.

      SECTION 5.24. Use of Proceeds. The Borrowers will use the proceeds of the Advances solely for working capital and general corporate purposes and, subject to the limitations set forth in this Agreement, to fund capital expenditures and Acquisitions permitted hereunder. The Company will obtain Letters of Credit solely for general corporate purposes.

      SECTION 5.25. [Intentionally Omitted]

      SECTION 5.26. Modification of Debt. The Borrowers and the Parent will not, nor will they permit their Subsidiaries to, (a) amend or otherwise modify the terms of any of the documents pertaining to the Subordinated Debt or (b) prepay, redeem or repurchase (i) the Senior Notes or (ii) the Subordinated Debt, other than prepayments of the Senior Notes so long as no Event of Default has occurred and is continuing or would result from such prepayment.

      SECTION 5.27. Records and Accounts. The Parent and the Borrowers will keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP.

      SECTION 5.28. Quaker Mexico. Within sixty (60) days after the Closing Date, Quaker Mexico will deliver to Fleet, (i) a good standing certificate certified on behalf of the jurisdiction in which it is incorporated, and (ii) a certificate of the Secretary of Quaker Mexico certifying as to the accuracy and currency of the Articles of Organization or other charter documents and By-laws of Quaker Mexico attached thereto.

      SECTION 5.28. Further Assurances. The Parent and the Borrowers will, and will cause each of their Subsidiaries to, cooperate with Fleet and execute such further instruments and documents as Fleet shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrowers shall fail to (i) pay (a) any principal of any Advance made to it or (b) any reimbursement obligation under any Letter of Credit (to the extent not repaid out of the proceeds of a deemed Advance hereunder), when the same becomes due and payable hereunder or (ii) pay any interest or fees due hereunder, within three (3) days following the date the same becomes due and payable; or

            (b) Any representation or warranty made by the Borrowers or the Parent herein or in any other document or instrument delivered in connection herewith shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) The Borrowers or the Parent shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.16, 5.20, 5.21, 5.23 (subject to clauses (f) and (g) thereof), 5.24 or 5.26 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed for a period of in excess of thirty (30) days; or

            (d) (i) The Borrowers, the Parent or any of their Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Parent, the Borrowers or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Parent, the Borrowers or such Subsidiary (as the case may be) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt (provided that if any such default (other than a payment default) shall have occurred with respect to the Senior Notes, it shall not be an Event of Default under this clause (ii) until the earliest to occur of (x) acceleration of the Senior Notes, (y) thirty (30) days after the occurrence of such default with respect to the Senior Notes or (z) any default under clause (i) hereof); or any such Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Parent, the Borrowers or such Subsidiary (as the case may be) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) Any of the Borrowers, the Parent or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers, the Parent or any of their Subsidiaries or of any substantial part of the assets of the Borrowers, the Parent or any of their Subsidiaries or shall commence any case or other proceeding relating to any of the Borrowers, the Parent or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers, the Parent or any of their Subsidiaries and any of the Borrowers, the Parent or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof; or

            (f) A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers, the Parent or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers, the Parent or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

            (g) If this Agreement, the Collateral Agency and Pledge Agreement or any of the other documents executed in connection herewith shall be cancelled, terminated, revoked or rescinded other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Fleet, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Agreement or any of the other documents executed in connection herewith shall be commenced by or on behalf of the Borrowers, the Parent or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that this Agreement or any of the other documents executed in connection herewith is illegal, invalid or unenforceable in accordance with the terms thereof; or

            (h) Any judgment or order for the payment of money in excess of $3,000,000 shall be rendered against the Borrowers, the Parent or any of their Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) the Parent shall fail to own, directly or indirectly, one hundred percent of the issued and outstanding stock of the Company or any New Parent Subsidiary; or

            (j) The Company shall fail to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding stock of Quaker Textile and Quaker Mexico (other than directors' qualifying shares); or

            (k) a Change of Control occurs; or

            (l) Any Termination Event shall occur which is reasonably likely to have a Material Adverse Effect, or the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412 (a) of the Code and the approval of such waiver is reasonably likely to have a Material Adverse Effect;

then, and in any such event, so long as the same may be continuing, Fleet may, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement and all Letters of Credit to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Sections 6.01(e) or (f), all such amounts shall become immediately due and payable automatically and without any requirement of notice from Fleet.

      SECTION 6.02. Termination of Commitment. If any one or more of the Events of Default specified in Sections 6.01(e) or (f) shall occur, any unused portion of the credit hereunder shall forthwith terminate and Fleet shall be relieved of all further obligations to make Advances to the Borrowers and Fleet shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing Fleet may, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and Fleet shall be relieved of all further obligations to make Advances and Fleet shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of their obligations hereunder.

      SECTION 6.03. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Fleet shall have accelerated the maturity of the Advances pursuant to Section 6.01, Fleet, if owed any amount with respect to the Advances or the Letter of Credit Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the obligations of the Borrowers to Fleet are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Fleet. No remedy herein conferred upon Fleet or any purchaser of any Letter of Credit participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   ARTICLE VII
                             [Intentionally Omitted]

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.01. Amendments. Etc. No amendment, consent or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Fleet and the Borrowers and the Parent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to Fleet, at Fleet National Bank, 100 Federal Street, Boston, MA 02110, Attn: Michael J. Bassick, Facsimile No. (617) 434-1279; if to the Borrowers or the Parent, at 941 Grinnell Street, Fall River, Massachusetts 02721, Facsimile No. (508) 679-2580, Attention: President; and, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to Fleet pursuant to Article II shall not be effective until received by Fleet.

      SECTION 8.03. No Waiver; Remedies. No course of dealing or failure on the part of Fleet to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. No waiver shall extend to or affect any obligations not expressly waived or impair any right consequent thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.04. Costs, Expenses and Taxes.

      (a) Each of the Borrowers jointly and severally agrees to pay (i) the reasonable costs of producing and reproducing this Agreement and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by (other than taxes based upon Fleet's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby jointly and severally agreeing to indemnify Fleet with respect thereto), (iii) all Attorneys' Fees incurred in connection with the preparation, syndication, administration or interpretation of this Agreement and the other agreements and instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of this Agreement or any of the other agreements and instruments mentioned herein upon payment in full in cash of all of the Obligations or pursuant to any terms of this Agreement or any of the other agreements and instruments mentioned herein for providing for such cancellation, (iv) the fees, expenses and disbursements of Fleet or any of its affiliates incurred by Fleet or such affiliate in connection with the preparation, syndication, administration or interpretation of the Credit Agreement and any other agreements and instruments mentioned herein, including all engineering, appraisal and examination charges, and (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of Fleet, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by Fleet in connection with (A) the enforcement of or preservation of rights under any of this Agreement or any of the other agreements and instruments mentioned herein against the Borrowers or the Parent or the administration thereof after the occurrence of a Default or Event of Default, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a), and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Fleet's relationship with the Borrowers or the Parent. Prior to the occurrence of an Event of Default, Fleet may from time to time conduct audits of the Borrowers and the Parent at their own expense in accordance with
Section 5.06. The covenants of this Section 8.04(a) shall survive satisfaction and payment of the Advances and termination of this Agreement.

      (b) If any payment of principal of, or Conversion of, any Eurodollar Advance is made by any Borrower to Fleet other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06 or Section 2.09, the Borrowers shall, upon demand by Fleet, pay to Fleet for Fleet's account any amounts required to compensate Fleet for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Fleet to fund or maintain such Advance.

      SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Fleet is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Fleet to or for the credit or the account of the Borrowers or the Parent against any and all of the obligations of the Borrowers or the Parent now or hereafter existing under this Agreement owed to Fleet, irrespective of whether or not Fleet shall have made any demand under this Agreement and although such obligations may be unmatured. Fleet agrees promptly to notify the Borrowers or the Parent, as the case may be after any such set-off and application made by Fleet, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Fleet under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Fleet may have.

      SECTION 8.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Parent, and Fleet and their respective successors and assigns, except that the Borrowers and the Parent shall not have the right to assign their rights or obligations hereunder or any interest herein without the prior written consent of Fleet.

      SECTION 8.07. Participations.

      (a) [Intentionally Omitted]

      (b) [Intentionally Omitted]

      (c) [Intentionally Omitted]

      (d) Fleet may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) Fleet's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) Fleet shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Fleet shall remain the holder of any such Advance for all purposes of this Agreement,
(iv) the documentation evidencing such participation shall not grant the participant the right to withhold its consent to any amendment or waiver under this Agreement other than amendments and waivers described in clause (i) of
Section 8.01 hereof, and (v) the Borrowers and the Parent shall continue to deal solely and directly with Fleet in connection with Fleet's rights and obligations under this Agreement.

      (e) Fleet may, in connection with any participation or proposed participation pursuant to this Section 8.07, disclose to the participant or proposed participant, any information relating to the Borrowers or the Parent furnished to Fleet by or on behalf of the Borrowers or the Parent; provided that, prior to any such disclosure, the participant or proposed participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers and the Parent received by it from Fleet.

      (f) [Intentionally Omitted]

      (g) [Intentionally Omitted]

      (h) Anything contained in this Section 8.07 to the contrary notwithstanding, Fleet may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement to secure its obligations, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release Fleet from its obligations hereunder.

      SECTION 8.08. Governing Law; Jury Trial Waiver. Each of the Borrowers and the Parent agrees that this Agreement shall be governed by the internal laws (as opposed to conflicts of laws provisions) of the Commonwealth of Massachusetts. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal rules to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration (without submitting to arbitration), the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement or the Notes. Except as prohibited by law, each of the Borrowers and the Parent hereby waives any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages other than, or in addition to, actual damages.

      SECTION 8.09. Consent to Jurisdiction. To induce Fleet to accept this Agreement, each of the Borrowers and the Parent irrevocably agrees that, subject to Fleet's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. EACH OF THE BORROWERS AND the Parent HEREBY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SAID COMMONWEALTH AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWERS AND the Parent, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWERS AND the Parent AT THE ADDRESS SET FORTH IN SECTION 8.02 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

      SECTION 8.10. Indemnity. Each of the Borrowers jointly and severally agrees to indemnify, pay and hold Fleet, and its officers, directors, employees, agents, and affiliates (collectively the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any indemnitee in any manner relating to or arising out of this Agreement or any other agreements executed and delivered by the Borrowers or the Parent in connection herewith, the statements contained in any commitment letter delivered by Fleet, Fleet's agreement to make the Advances or to issue Letters of Credit hereunder, the use or intended use of any Letters of Credit, or the use or intended use of the proceeds of any of the Advances hereunder (the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. In litigation, or the preparation therefor, Fleet shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the two immediately preceding sentences may be unenforceable because it is violative of any law or public policy, each of the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 8.10 shall survive satisfaction and payment of the Advances and termination of this Agreement.

      SECTION 8.11. Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

      SECTION 8.12. Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

      SECTION 8.13. Entire Agreement. This Agreement embodies the entire agreement and understanding among the Borrowers, the Parent and Fleet and supersedes all prior agreements and understandings among the Borrowers, the Parent and Fleet relating to the subject matter thereof.

      SECTION 8.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 8.15. Survival of Covenants. All covenants, agreements, representations and warranties made herein or in any documents or other papers delivered by or on behalf of the Borrowers, the Parent or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by Fleet, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by Fleet of any of the Advances and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Agreement remains outstanding or Fleet has any obligation to make any Advances or to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to Fleet at any time by or on behalf of the Borrowers, the Parent or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers, the Parent or such Subsidiary hereunder.

      SECTION 8.16. Payments Set Aside. To the extent that the Borrowers or the Parent makes a payment or payments to Fleet, or Fleet exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and the agreement or agreements evidencing or securing such obligation shall continue in full force notwithstanding any contrary action which may have been taken by Fleet in reliance upon such payment or payments and any such contrary action shall be without prejudice to Fleet's rights thereunder and shall be deemed to have been conditioned upon such payment or payments having become final and irrevocable.

      SECTION 8.17. Transitional Arrangements. Upon satisfaction of the conditions set forth in Article III hereof on the Closing Date (a) all of the obligations and rights of the Borrowers under or in respect of the Original Credit Agreement shall be evidenced solely by the terms of this Agreement, (b) the principal amount of all Advances outstanding under the Original Credit Agreement shall be deemed to be Advances hereunder owed by the respective Borrowers thereof and (c) all Letters of Credit issued by Fleet for the account of the Borrowers under the Original Credit Agreement shall be deemed Letters of Credit hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal by their respective officers thereunto duly authorized, as of the date first above written.

                             QUAKER FABRIC CORPORATION OF FALL RIVER

                             By:____________________________________
                               Name:
                               Title:


                             QUAKER TEXTILE CORPORATION

                             By:____________________________________
                               Name:
                               Title:


                             QUAKER FABRIC MEXICO, S.A. de C.V.

                             By:____________________________________
                               Name:
                               Title:


                             QUAKER FABRIC CORPORATION

                             By:____________________________________
                               Name:
                               Title:


                             FLEET NATIONAL BANK

                             By:____________________________________
                               Name:
                               Title:

                              Domestic Lending Office/Eurodollar Lending Office:
                              100 Federal Street
                              Boston, Massachusetts  02110